Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

Exhibit 2.1

Execution Version

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of October 5, 2018, by and among MeiraGTx Holdings plc, a company incorporated in the Cayman Islands (the “Buyer”), VN Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of the Buyer (“Merger Sub 1”), VN Acquisition 2, Inc., a Delaware corporation and a wholly-owned subsidiary of the Buyer (“Merger Sub 2”), Vector Neurosciences Inc., a Delaware corporation, the Company Stockholders named on the signature pages hereto and Stephen B. Kaplitt, as the representative of the Company Stockholders (in such capacity, the “Company Stockholder Representative” and, collectively with the Buyer, Merger Sub 1, Merger Sub 2, the Company and the Company Stockholders, the “Parties”). “Company Stockholders” means each stockholder of the Company as of immediately prior to the Merger 1 Effective Time.

RECITALS

WHEREAS, the respective Boards of Directors of the Buyer, Merger Sub 1, Merger Sub 2 and the Company have each determined that it is advisable and in the best interests of the Buyer, Merger Sub 1, Merger Sub 2 and the Company, respectively, and their respective shareholders or stockholders that the Company be acquired indirectly by the Buyer;

WHEREAS, the acquisition of the Company by the Buyer shall be effected through the following transactions: (1) a merger of Merger Sub 1 with and into the Company, with the Company surviving as a wholly owned subsidiary of the Buyer (“Merger 1”) and (2) a merger of the Company with and into Merger Sub 2, with Merger Sub 2 surviving as a wholly owned subsidiary of the Buyer (“Merger 2” and, together with Merger 1, the “Mergers”); and

WHEREAS, for United States federal income tax purposes, the Parties intend that the Mergers qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and the Parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

NOW THEREFORE, in consideration of the premises, and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties, and intending to be legally bound, the Parties hereby agree as follows:

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

ARTICLE I

THE MERGERS

1.1    The Mergers. Upon the terms and subject to the conditions set forth in this Agreement, Merger Sub 1 shall merge with and into the Company at the Merger 1 Effective Time. From and after the Merger 1 Effective Time, the separate corporate existence of Merger Sub 1 shall cease and the Company shall continue as the surviving entity of Merger 1 (“Intermediate Surviving Corporation”). Promptly following the consummation of Merger 1, and upon the terms and subject to the conditions set forth in this Agreement, the Company shall merge with and into Merger Sub 2 at the Merger 2 Effective Time. From and after the Merger 2 Effective Time, the separate corporate existence of the Company shall cease and Merger Sub 2 shall continue as the surviving entity of Merger 2 (“Surviving Corporation”). The Mergers shall have the effects set forth in Section 259 of the Delaware General Corporation Law.

1.2    The Closing. The Closing shall take place at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022, commencing at 10:00 a.m., local time, on the Closing Date, or such other place as the Parties may agree prior to the Closing.

1.3    Actions at the Closing. At the Closing:

(a)    the Company shall deliver to the Buyer, Merger Sub 1 and Merger Sub 2 the various certificates, instruments and documents referred to in Section 6.1;

(b)    the Buyer, Merger Sub 1 and Merger Sub 2 shall deliver to the Company the various certificates, instruments and documents referred to in Section 6.2;

(c)    each Company Stockholder shall deliver to the Buyer for cancellation a certificate or certificates or an affidavit of book entry positions representing all of such Company Stockholder’s Company Shares;

(d)    the Buyer shall cause the Certificate of Merger 1 to be filed with the Secretary of State of the State of Delaware;

(e)    the Buyer shall cause the Certificate of Merger 2 to be filed with the Secretary of State of the State of Delaware;

(f)    the Buyer shall issue to each Company Stockholder the portion of the Closing Shares (as defined below) allocable to such Company Stockholder, as set forth on the Allocation Schedule and deliver a certificate or evidence of a book-entry position with respect to such Closing Shares to such Company Stockholders; and

(g)    the Buyer shall deliver a copy of a resolution approved by the board of directors of the Buyer, authorizing the issuance to each Company Stockholder of the Closing Shares and Holdback Shares, the securities to be issued pursuant to the Consulting Agreement and the securities issuable pursuant to the Milestone Payments. Upon determination of the number of Holdback Shares which such Company Stockholder may ultimately be entitled to

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

receive pursuant to Section 1.5(a)(ii), the Buyer shall issue to each Company Stockholder the portion of the Holdback Shares allocable to such Company Stockholder. “Holdback Shares” shall mean 22,500 Buyer Capital Shares. The Holdback Shares shall be a source for effecting the satisfaction and discharge of any indemnification obligation owed by any Company Stockholder to the Buyer under this Agreement, and the Buyer shall have the right to recover any Losses for which it is entitled to indemnification (1) under Section 7.1(a) of this Agreement, via the forfeiture pursuant to Section 7.4(a) of the right to have issued the Holdback Shares, and (2) under Section 7.1(b) of this Agreement, via the forfeiture pursuant to Section 7.4(a) of the right to have issued Holdback Shares allocable to the applicable Company Stockholder as set forth on the Allocation Schedule.

1.4    Additional Actions. The Surviving Corporation may, at any time after the either the Merger 1 Effective Time or the Merger 2 Effective Time, take any action, including executing and delivering any document or instrument, in the name and on behalf of the Company, Merger Sub 1 or Merger Sub 2, in order to consummate the transactions contemplated by this Agreement.

1.5    Conversion of Company Shares; Conversion of Merger Sub 1 Shares.

(a)    Conversion of Company Shares.

(i)    At the Merger 1 Effective Time, by virtue of Merger 1 and without any action on the part of any Party or the holder of any Company Shares, all Company Shares issued and outstanding as of immediately prior to the Merger 1 Effective Time and held by any Company Stockholder shall be converted into and represent the right to receive (A) the number of Closing Shares allocable to such Company Stockholder, as set forth on the Allocation Schedule, (B) the number of Holdback Shares allocable to such Company Stockholder, less any Holdback Shares forfeited by such Company Stockholder in accordance with this Agreement, as set forth on the Allocation Schedule, (C) any Milestone Payment due pursuant to Section 1.11; and (D) any Royalty payments due pursuant to Section 1.12, in each case in accordance with and subject to the terms and conditions of this Agreement (including any indemnification obligations hereunder) and the Certificate of Incorporation. “Closing Shares” shall mean 202,500 Buyer Capital Shares.

(ii)    On the date that is 18 months after the Closing Date the Buyer shall issue to each Company Stockholder from the Holdback Shares the number of the Releasable Shares (rounded down to the nearest whole share) allocable to such Company Stockholder, as set forth on the Allocation Schedule and deliver a certificate or evidence of a book-entry position with respect to such Releasable Shares to such Company Stockholder; provided that if on or prior to such date, the Buyer has delivered any Claim Notice or Expected Claim Notice to the Company

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

Stockholder Representative containing a claim which has not been resolved in accordance with Section 7.2, the Buyer shall not be required to issue a number of Holdback Shares (rounded down to the nearest whole share) equal to (A) the amount of the contested portion of such unresolved claim or claims divided by (B) the Buyer Share Value, and shall instead issue to each Company Stockholder the number of Releasable Shares (rounded down to the nearest whole share) that are allocable to such Company Stockholder; provided, further, that upon the resolution of all such unresolved claims, Buyer shall promptly issue to each Company Stockholder the Holdback Shares (rounded down to the nearest whole share) remaining, if any, allocable to such Company Stockholder, less the amount of such Holdback Shares forfeited by such Company Stockholder in accordance with this Agreement, if any. “Releasable Shares” shall mean a number of Buyer Shares (rounded down to the nearest whole share) equal to the number of Holdback Shares, minus the number of Buyer Shares equal to (1) the amount of all Losses, if any, for which Buyer has theretofore become entitled to indemnification pursuant to Section 7.1 and that has resulted in the forfeiture of the right to be issued the Holdback Shares pursuant to Section 7.4(a) and (2) the amount of any unresolved claim reflected in a Claim Notice or Expected Claim Notice, divided by (y) the Buyer Share Value.

(b)    Cancellation of Treasury Stock. Any Company Shares held in the Company’s treasury immediately prior to the Merger 1 Effective Time and any Company Shares owned by the Buyer, Merger Sub 1 or Merger Sub 2 shall be cancelled and retired without payment of any consideration therefor.

(c)    Capital Stock of Merger Sub 1. Each share of common stock, $0.001 par value per share, of Merger Sub 1 issued and outstanding immediately prior to the Merger 1 Effective Time shall be converted into and thereafter evidence one share of common stock, $0.001 par value per share, of the Intermediate Surviving Corporation.

(d)    Capital Stock of the Intermediate Surviving Corporation. Each share of common stock, $0.001 par value per share, of the Intermediate Surviving Corporation issued and outstanding immediately prior to the Merger 2 Effective Time shall be converted into and thereafter evidence one share of common stock, $0.001 par value per share, of the Surviving Corporation.

1.6    Certificate of Incorporation and Bylaws; Directors and Officers.

(a)    The Certificate of Incorporation of the Company in effect as of immediately prior to the Merger 1 Effective Time will be amended and restated in its entirety in the form of the certificate of incorporation of Merger Sub 1 in effect as of immediately prior to the Merger 1 Effective Time, and as so amended shall be the certificate of incorporation of the Intermediate Surviving Corporation until amended or repealed in accordance with the provisions

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

thereof, and applicable Law. The Certificate of Incorporation of the Intermediate Surviving Corporation in effect as of immediately prior to the Merger 2 Effective Time will be amended and restated in its entirety in the form of the certificate of incorporation of Merger Sub 2 in effect as of immediately prior to the Merger 2 Effective Time, and as so amended shall be the certificate of incorporation of the Surviving Corporation until amended or repealed in accordance with the provisions thereof, and applicable Law.

(b)    The bylaws of Merger Sub 1 in effect as of immediately prior to the Merger 1 Effective Time shall be the bylaws of the Intermediate Surviving Corporation until amended or repealed in accordance with the provisions thereof, the certificate of incorporation of the Intermediate Surviving Corporation, and applicable Law. The bylaws of the Intermediate Surviving Corporation in effect as of immediately prior to the Merger 2 Effective Time will be amended and restated in their entirety in the form of the bylaws of Merger Sub 2 in effect as of immediately prior to the Merger 2 Effective Time, and as so amended shall be the bylaws of the Surviving Corporation until amended or repealed in accordance with the provisions thereof, the certificate of incorporation of the Surviving Corporation, and applicable Law.

(c)    The directors of Merger Sub 1 immediately prior to the Merger 1 Effective Time shall be the initial directors of the Intermediate Surviving Corporation, and the officers of Merger Sub 1 immediately prior to the Merger 1 Effective Time shall be the initial officers of the Intermediate Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Intermediate Surviving Corporation. The directors of Merger Sub 2 immediately prior to the Merger 2 Effective Time shall be the initial directors of the Surviving Corporation, and the officers of Merger Sub 2 immediately prior to the Merger 2 Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation.

1.7    No Further Rights. From and after the Merger 1 Effective Time, no Company Shares shall be deemed to be outstanding, and any holders of certificates formerly representing Company Shares shall cease to have any rights with respect thereto, except as provided herein or by Law.

1.8    Closing of Transfer Books. At the Merger 1 Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Merger 1 Effective Time, valid and authentic certificates formerly representing Company Shares are presented to the Buyer or the Surviving Corporation, they shall be cancelled and exchanged for the applicable consideration payable, if any, in respect of such Company Shares pursuant to Section 1.5, subject to the provisions of Article VII.

1.9    Company Stockholder Representative.

(a)    To facilitate the administration of the transactions contemplated by this Agreement, including the resolution of any disputes relating to claims for indemnification pursuant to Article VII and any other actions required or permitted to be taken by the Company Stockholder Representative under this Agreement, the Company Stockholders, by their execution

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

and delivery of this Agreement and/or the Written Consent, hereby (i) designate the Company Stockholder Representative as their representative, attorney-in-fact and agent and (ii) authorize the Company Stockholder Representative to give and receive all notices required to be given under this Agreement, to amend this Agreement, and to take any and all additional action as is contemplated to be taken by or on their behalf or by the Company Stockholder Representative by the terms of this Agreement. All such actions shall be deemed to be facts ascertainable outside this Agreement and shall be binding on the Company Stockholders.

(b)    In the event that the Company Stockholder Representative named in the Preamble above, or any successor thereto, becomes unable to perform his responsibilities hereunder or resigns from such position, a majority in interest of the Company Stockholders, voting together as a single class based on the relative size of their respective ownership interests in the Company as of immediately prior to the Merger 1 Effective Time (as reflected on the Allocation Schedule) (the “Stockholder Majority”) shall select another representative to fill the vacancy of the Company Stockholder Representative named in this Agreement, and such substituted representative shall be deemed to be the Company Stockholder Representative for all purposes of this Agreement and the documents delivered pursuant hereto; provided, however, that such substitution shall not be effective prior to the time that the Company Stockholders provide written notice to the Buyer of such substitution. The Stockholder Majority may, from time to time, upon written notice to the Company Stockholder Representative and the Buyer, remove the Company Stockholder Representative and appoint a new Company Stockholder Representative in the place thereof.

(c)    All decisions and actions by the Company Stockholder Representative in connection with the transactions contemplated by this Agreement, including the resolution and disposition of any claims for indemnification pursuant to Article VII and any other actions required or permitted to be taken by the Company Stockholder Representative under this Agreement, shall be binding upon each Company Stockholder, and no Company Stockholder shall have the right to object, dissent, protest or otherwise contest the same.

(d)    Any decision, act, consent, waiver or instruction of the Company Stockholder Representative in connection with this Agreement shall constitute a decision of all the Company Stockholders and shall be final, binding and conclusive upon each Company Stockholder, and the Buyer and the Surviving Corporation shall be entitled to rely conclusively on the decisions, acts, consents, waivers and instructions of the Company Stockholder Representative as to any determination relating to the transactions contemplated by this Agreement as being the decision, act, consent, waiver or instruction of every Company Stockholder, including the resolution and disposition of any claims for indemnification pursuant to Article VII and any other actions required or permitted to be taken by the Company Stockholder Representative under this Agreement, all of which shall be binding upon each Company Stockholder; no Person shall have any cause of action against the Buyer, the Surviving Corporation, or any of their respective directors, officers, employees, agents or Affiliates for any action taken by the Buyer in reliance upon any decision, act, consent, waiver or instruction of the Company Stockholder Representative; and the Buyer and the Surviving Corporation are each hereby relieved from any liability to any Person for any acts done by it in accordance with such decision, act, consent, waiver or instruction of the Company Stockholder Representative.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

(e)    All actions, decisions and instructions of the Company Stockholder Representative shall be conclusive and binding upon each Company Stockholder and none of the Buyer, the Surviving Corporation or any Company Stockholder shall have any cause of action against the Company Stockholder Representative for any action taken, decision made or instruction given by the Company Stockholder Representative under this Agreement, except for fraud or willful breach of this Agreement by the Company Stockholder Representative.

(f)    The provisions of this Section 1.9 are independent and severable, are irrevocable and coupled with an interest, and shall be enforceable notwithstanding any rights or remedies that the Buyer or any Company Stockholder may have in connection with the transactions contemplated by this Agreement.

(g)    The Company Stockholders shall severally (based on the relative size of their respective ownership interests in the Company as of immediately prior to the Merger 1 Effective Time (as reflected on the Allocation Schedule)) and not jointly indemnify the Company Stockholder Representative for any reasonable expense incurred without gross negligence or bad faith on the part of the Company Stockholder Representative and arising out of or in connection with the acceptance or administration of its duties hereunder (“Representative Reimbursable Expenses”). Without limiting the foregoing, the Company Stockholder Representative shall have the right to engage legal counsel and other professional advisers to assist it in the administration of the Company Stockholder Representative’s duties hereunder, and any and all reasonable and documented fees and expenses of such counsel and advisers shall be deemed Representative Reimbursable Expenses, and the Company Stockholder Representative shall not be liable to any Company Stockholder for any action taken or omitted to be taken under this Agreement in good faith in accordance with the advice of such counsel or other professional advisors.

1.10    Withholding Rights. Notwithstanding anything to the contrary, each of the Buyer, the Intermediate Surviving Corporation and the Surviving Corporation will be entitled to deduct and withhold from any consideration otherwise payable or deliverable pursuant to this Agreement to any Person, such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code or any other Law. To the extent that amounts are so deducted or withheld by the Buyer, the Intermediate Surviving Corporation or the Surviving Corporation, such deducted or withheld amounts will be treated for all purposes of this Agreement as having been paid on behalf of such Person in respect of which such deduction or withholding was made. Buyer, the Intermediate Surviving Corporation or the Surviving Corporation will promptly furnish in writing notice to such Person of the amounts deducted or withheld, and the identity and address of the Governmental Entity to which such amounts have been or will be transmitted.

1.11    Milestone Payments. At any time after the Merger 2 Effective Time, upon the achievement of any of the milestones set forth in the chart below under the heading “Milestone”

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

(each, a “Milestone”), the payment set forth opposite such Milestone in the chart below (each, a “Milestone Payment”) shall become due and payable by the Buyer to the Company Stockholders. Each Milestone Payment will be paid a maximum of one time (and one time only) for each Milestone achieved.

Milestone	Milestone Payment
Regulatory Approval by the FDA of any GAD Product (the “U.S. Regulatory Milestone”).	A number of Buyer Capital Shares equal to $[***] divided by the Buyer Share Value on the date of achievement of the U.S. Regulatory Milestone

Regulatory Approval by the EMA of any GAD Product (the “EMA Regulatory Milestone”).	A number of Buyer Capital Shares equal to $[***] divided by the Buyer Share Value on the date of achievement of the EMA Regulatory Milestone

Regulatory Approval by the FDA or EMA of any IP-related Covered Product in the United States or Europe (as applicable based on the regulatory authority granting Regulatory Approval) as of the date that such Regulatory Approval is obtained (the “IP Assets Related Milestone”)	A number of Buyer Capital Shares equal to $[***] divided by the Buyer Share Value on the date of achievement of the IP Assets Related Milestone

(a)    The Buyer shall pay or cause to be paid to the Company Stockholder Representative for distribution to the Company Stockholders (in accordance with the proportions set forth in the Allocation Schedule) within thirty (30) days following the achievement of the U.S. Regulatory Milestone, the EMA Regulatory Milestone or the IP Assets Related Milestone, the corresponding Milestone Payments. For clarity, the Milestone Payment related to the IP Assets Related Milestone shall only be paid once based on the first Regulatory Approval for a given IP-related Covered Product, and no additional Milestone Payments shall be due or payable in respect of any further Regulatory Approvals of any IP-related Covered Products.

(b)    The right of the Company Stockholders to receive any Milestone Payment or Royalty Payment: (i) does not give the Company Stockholder Representative or the Company Stockholders dividend rights, voting rights, liquidation rights, preemptive rights or other rights of holders of capital stock of the Buyer; (ii) shall not be evidenced by a certificate or other instrument; (iii) shall not be assignable or otherwise transferable by the Company Stockholder Representative or Company Stockholders except to and among the Company Stockholders and subsequently shall not be assignable except by will, upon death or by operation of the laws of descent and distribution, or to a trust formed by a Company Stockholder for the sole benefit of immediate family members; (iv) shall not accrue or pay interest on any portion thereof; and

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

(v) does not represent any right other than the right to receive the consideration set forth in this Section 1.11. Any attempted transfer of the right to any Milestone Payment by any holder thereof (other than as specifically permitted by the immediately preceding sentence) shall be null and void.

(c)    The Company Stockholders shall not be subject to any holding or standstill restrictions, or any other restrictions on resale, in respect of any Buyer Capital Shares received as Milestone Payments, except as provided in Sections 3.6 and 3.7 or for such restrictions as may be imposed by Law.

1.12    Net Sales Royalty Payments.

(a)    Subject to Section 1.12(c), after the Merger 2 Effective Time and for the duration of the Royalty Term, the Buyer shall make Royalty payments to the Company Stockholders (in accordance with the proportions set forth in the Allocation Schedule) on a fiscal quarterly basis in an amount equal to [***] of aggregate, worldwide Net Sales of such GAD Products during the Royalty Term payable in Buyer Capital Shares based on the Buyer Share Value on the last day of each such fiscal quarter.

(b)    Within thirty (30) days after the end of the first calendar quarter during which the First Commercial Sale of a GAD Product occurs, and within thirty (30) days after the end of each fiscal quarter thereafter during the Royalty Term, the Buyer shall deliver to the Company Stockholders, together with the applicable Royalty payment due (payable in Buyer Capital Shares in accordance with the proportions set forth in the Allocation Schedule), a written report of the aggregate, worldwide Net Sales of GAD Products for such fiscal quarter. In addition, and for clarification purposes only, the Buyer shall make Royalty payments on all Net Sales received during the Royalty Term, including those for which the Buyer receives payment after the Royalty Term has expired.

(c)    If the Buyer has licensed rights that are necessary or reasonably useful to develop, manufacture or commercialize the GAD Products from one or more third party(ies) then the Buyer may deduct from the Royalties it would otherwise owe to the Company Stockholders pursuant to Section 1.12(a) for the GAD Products an amount equal to [***] of all amounts aggregate payable to such third party(ies) in consideration for such licensed rights, up to a maximum aggregate deduction of [***] of the Royalties otherwise due to the Company Stockholders on a fiscal quarterly basis pursuant to Section 1.12(a) for such GAD Products (the “Capped Percentage”). Any amounts in excess of the Capped Percentage in a given fiscal quarter will accrue and be deductible against Royalties otherwise due to the Company Stockholders pursuant to Section 1.12(a) for such GAD Products in subsequent quarters, until the accrued amounts are fully deducted (but in all events subject to the Capped Percentage). For clarity, the quarterly accruals of any amounts in excess of the Capped Percentage may be carried over from year to year, until the accrued amounts are fully deducted (but in all events subject to the Capped Percentage). The Buyer may, in its sole discretion, obtain any licenses or other rights from third parties as the Buyer deems reasonably necessary to make, use, sell, offer for sale, import and otherwise commercialize any GAD Products. Notwithstanding the foregoing, if

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

the Buyer has licensed rights from Medtronic that are necessary or reasonably useful to develop, manufacture or commercialize the GAD Products then the Buyer may deduct from the Royalties it would otherwise owe to the Company Stockholders pursuant to Section 1.12(a) for the GAD Products an amount equal to [***] of all amounts aggregate payable to Medtronic in consideration for such license rights, up to an additional [***] such that the Capped Percentage may be up to [***].

1.13    Tax Consequences. It is intended by the Parties hereto that, for United States federal income tax purposes the Mergers shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. The Parties hereto adopt this Agreement as a plan of reorganization within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Buyer, Merger Sub 1 and Merger Sub 2 that, except as set forth in the disclosure schedule delivered to the Buyer on the date of this Agreement (the “Disclosure Schedule”), the statements contained in this Article II are true and correct. The Disclosure Schedule shall be arranged in Sections and paragraphs corresponding to the numbered and lettered Sections and paragraphs contained in this Article II. The disclosures in any Section or paragraph of the Disclosure Schedule shall qualify only (a) the corresponding Section or paragraph in this Article II or Article III and (b) other Sections or paragraphs in this Article II or Article III to the extent that it is reasonably apparent from a reading of the disclosure that such disclosure also qualifies or applies to such other Section or paragraph.

2.1    Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing and in corporate and tax good standing under the Laws of the State of Delaware. The Company is duly qualified to conduct business and is in corporate and tax good standing under the Laws of each jurisdiction listed in Section 2.1 of the Disclosure Schedule, which jurisdictions constitute the only jurisdictions in which the nature of the Company’s businesses or the ownership or leasing of its properties requires such qualification, except for such failures to be so qualified or in good standing that have not had, and would not reasonably be expected to have in the future, a Company Material Adverse Effect. The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to the Buyer complete and accurate copies of the Certificate of Incorporation. The Company is not in default under or in violation of any provision of the Certificate of Incorporation. The Company has not adopted bylaws.

2.2    Capitalization.

(a)    The authorized capital stock of the Company consists of 5,000 Company Shares, par value $0.0000100000 per share, of which 100 shares are issued and outstanding.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

(b)    Section 2.2(b) of the Disclosure Schedule sets forth a complete and accurate list of the holders of capital stock of the Company, showing the number of shares of capital stock, and the class or series of such shares, held by each stockholder. Section 2.2(b) of the Disclosure Schedule also indicates all outstanding Company Shares, if any, that constitute restricted stock or that are otherwise subject to a repurchase or redemption right, indicating the name of the applicable stockholder, the vesting schedule (including any acceleration provisions with respect thereto), and the repurchase price payable by the Company. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with all applicable federal and state securities Laws.

(c)    No subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding. The Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right, or to issue or distribute to holders of any shares of its capital stock any evidences of Indebtedness or assets of the Company. The Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or to make any other distribution in respect thereof. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.

(d)    Section 2.2(d)of the Disclosure Schedule lists each agreement, written or oral, between the Company and any holder of its securities, or among any holders of its securities, relating to the sale or transfer (including agreements relating to rights of first refusal, co-sale rights or “drag-along” rights), registration under the Securities Act, or voting, of the capital stock of the Company.

(e)    There is no claim pending, and to the knowledge of the Company, no claim threatened, against the Company by any Person that seeks to assert: (i) ownership or rights to ownership of any shares of Company capital stock; (ii) any rights of a stockholder, including any option, preemptive rights or rights to notice or to vote; (iii) any rights under the Certificate of Incorporation of the Company, as amended or restated; or (iv) any claim that his, her or its shares have been wrongfully repurchased by the Company.

2.3    Authorization of Transaction. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and, subject to obtaining the unanimous approval of the stockholders of the Company (the “Requisite Stockholder Approval”) in the form of the Written Consent, the consummation by the Company of the transactions contemplated hereby have each been duly and validly authorized by all necessary corporate action on the part of the Company. Without limiting the generality of the foregoing, the Board of Directors of the Company, by the unanimous vote of all directors (i) determined that the Mergers are advisable, fair and in the best interests of the Company and its stockholders, (ii) adopted this Agreement in accordance with the provisions of the Delaware General

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

Corporation Law, and (iii) directed that this Agreement and the Mergers be submitted to the stockholders of the Company for their adoption and approval and resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement and the approval of the Mergers. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other Parties, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

2.4    Noncontravention. Subject to the filing of the Certificate of Merger 1 and the Certificate of Merger 2 as required by the Delaware General Corporation Law, none of the execution and delivery by the Company of this Agreement, the performance by the Company of any of its obligations hereunder or the consummation by the Company of the transactions contemplated hereby, does or will (a) conflict with or violate any provision of the Certificate of Incorporation of the Company, (b) require on the part of the Company any notice to or filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations or loss of any right or benefit under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any material contract or other instrument to which the Company is a party or by which the Company is bound or to which any of the Company’s assets is subject, (d) result in the imposition of any Security Interest upon any assets of the Company or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets.

2.5    Subsidiaries. The Company does not have, nor has it ever had, any Subsidiaries. The Company does not control, nor has it ever controlled, directly or indirectly, nor does the Company have, nor has it ever had, any direct or indirect equity participation or similar interest in any Person.

2.6    Absence of Certain Changes. Except as set forth on Section 2.6 of the Disclosure Schedule, since December 31, 2015, the Company has conducted its business in the Ordinary Course of Business and there has occurred no event or development which, individually or in the aggregate, has had, or would reasonably be expected to have in the future, a Company Material Adverse Effect.

2.7    Liabilities. Section 2.7 of the Disclosure Schedule sets forth, as of December 31, 2017 and as of the date hereof, all liabilities and obligations of the Company required by GAAP to be set forth on a balance sheet of the Company (the “Liability Statement”). Except for the liabilities (a) set forth on the Liability Statement or (b) expressly disclosed in the Disclosure Schedule, (i) the Company has no liabilities or obligations of any kind greater than or equal to $10,000, individually or in the aggregate and (ii) there is no outstanding Company Debt.

2.8    Tax Matters.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

(a)    Except as set forth in Section 2.8(a) of the Disclosure Schedule, the Company has properly filed on a timely basis all income and other material Tax Returns that it was required to file, and all such Tax Returns are true, correct and complete in all material respects and were prepared in material compliance with all applicable Laws. Except as set forth in Section 2.8(a) of the Disclosure Schedule, the Company has paid on a timely basis all material Taxes, whether or not shown on any Tax Return, that were due and payable. As of the date of the latest Liability Statement, the unpaid Taxes of the Company did not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth or included on the Liability Statement, and since the date of the latest Liability Statement, the Company has not incurred any liability for Taxes outside the ordinary course of business or inconsistent with past practice.

(b)    All material Taxes that the Company is or was required by Law to withhold or collect have been duly withheld or collected and, to the extent required, have been properly paid to the appropriate Governmental Entity, and the Company has complied with all information reporting and backup withholding requirements, including the maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor, or other third party.

(c)    The Company is not, and has never been, a member of an affiliated group with which it has filed (or been required to file) consolidated, combined, unitary or similar Tax Returns. The Company (i) does not have any liability under Treasury Regulation Section 1.1502-6 (or any comparable or similar provision of federal, state, local or foreign Law), as a transferee or successor, pursuant to any contractual obligation, or otherwise for any Taxes of any Person other than the Company, and (ii) is not a party to or bound by any Tax indemnity, Tax sharing, Tax allocation or similar agreement.

(d)    The Company has delivered to the Buyer (i) complete and correct copies of all Tax Returns filed by the Company relating to Taxes for all taxable periods for which the applicable statute of limitations has not yet expired, (ii) complete and correct copies of all private letter rulings, revenue agent reports, information document requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests and any similar documents submitted by, received by, or agreed to by or on behalf of the Company relating to Taxes for all taxable periods for which the statute of limitations has not yet expired, if any, and (iii) complete and correct copies of all agreements, rulings, settlements or other Tax documents with or from any Governmental Entity relating to Tax incentives of the Company, if any.

(e)    No examination or audit or other action of or relating to any Tax Return of the Company by any Governmental Entity is currently in progress or has been threatened in writing or, to the knowledge of the Company, in any other manner. No deficiencies for Taxes of the Company have been claimed, proposed or assessed, in each case in writing or, to the knowledge of the Company, in any other manner, by any Governmental Entity for any taxable period for which the period of assessment remains open. The Company has not been informed in writing or, to the knowledge of the Company, in any other manner, by any jurisdiction in which

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

the Company did not file a Tax Return that the jurisdiction believes that the Company was required to file any Tax Return that was not filed or is subject to Tax in such jurisdiction. The Company has not (i) waived any statute of limitations with respect to Taxes or agreed to extend the period for assessment or collection of any Taxes, which waiver or extension is still in effect, (ii) requested any extension of time within which to file any Tax Return, which Tax Return has not yet been filed, or (iii) executed or filed any power of attorney with any taxing authority, which is still in effect.

(f)    The Company will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of (i) any adjustments under Section 481 of the Internal Revenue Code (or any similar adjustments under any provision of the Internal Revenue Code or the corresponding foreign, state or local Tax Law), (ii) installment sale or open transaction disposition made on or prior to the Closing Date, (iii) prepaid amount received on or prior to the Closing Date, or (iv) any election made pursuant to Section 108(i) of the Internal Revenue Code on or prior to the Closing Date.

(g)    The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Internal Revenue Code.

(h)    The Company has not distributed to its shareholders or security holders stock or securities of a controlled corporation, nor has stock or securities of the Company been distributed, in a transaction to which Section 355 of the Internal Revenue Code applies.

(i)    There are no liens or other encumbrances with respect to Taxes upon any of the assets or properties of the Company, other than with respect to Taxes not yet due and payable.

(j)    The Company has not engaged in a “reportable transaction” as set forth in Treasury Regulation Section 1.6011-4(b) or a “listed transaction” as set forth in Treasury Regulation Section 301.6111-2(b)(2) or any analogous provision of state or local Law. The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Internal Revenue Code.

(k)    The Company is and has been since its formation properly treated as a corporation for U.S. federal income tax purposes.

(l)    The Company currently conducts a business. Such business is the Company’s “historic business” within the meaning of Treasury Regulations Section 1.368-1(d), and no assets of the Company have been sold, transferred, or otherwise disposed of that would prevent the Surviving Corporation from continuing the “historic business” of the Company or from using a “significant portion” of the Company’s “historic business assets” in a business following the Mergers, as such terms are used in Treasury Regulations Section 1.368-1(d).

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

(m)    The Company is not an investment company within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code.

(n)    The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Internal Revenue Code.

(o)    The Company has not redeemed, purchased or otherwise acquired, or made any distributions with respect to, any of the Company’s capital stock prior to and in contemplation of the Mergers, or otherwise as part of a plan of which the Mergers are a part.

(p)    Neither the Company nor, to the knowledge of the Company, any Affiliate of the Company, has taken or agreed to take any action that would prevent the Mergers, from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code, and to the knowledge of the Company, there is no agreement, plan or other circumstance to which the Company is a party or of which the Company has knowledge that is not expressly contemplated by this Agreement and that would prevent the Mergers from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

2.9    Assets and Properties. Other than the Neurologix Assets (addressed below and in Section 2.12), the Company is the true and lawful owner, and has good title to, all of the tangible assets owned or purported to be owned by the Company, free and clear of all Security Interests. The Company is the true and lawful owner of, and has good title to, all of the Neurologix Assets. To the knowledge of the Company, no Person has asserted any Security Interest in the Neurologix Assets, other than Security Interests that may have been asserted prior or pursuant to the Neurologix Chapter 7 bankruptcy. Each such tangible asset is free from defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. The Company does not own, and has never owned, any Real Property and does not lease, and has never leased, any Real Property. The Company has not sold, assigned, conveyed, transferred, pledged or otherwise encumbered any of its assets, including the Neurologix Assets.

2.10    Intellectual Property. Company Registrations.    (a) Section 2.10(a) of the Disclosure Schedule lists all Company Registrations, in each case enumerating specifically the applicable filing or registration number, title, jurisdiction in which filing was made or from which registration issued, date of filing or issuance and names of all current applicant(s) and registered owners(s), as applicable, but excluding any Company Registrations in respect of any Neurologix Assets. All assignments of Company Registrations to the Company are valid and enforceable and have been properly executed and recorded. To the knowledge of the Company, all Company Registrations contain patentable subject matter and, except with respect to the Neurologix Assets, all issuance, renewal, maintenance and other payments that are or have become due with respect Company Registrations have been timely paid by or on behalf of the Company. Section 2.10(a) of the Disclosure Schedule lists all patents and patent applications owned or co-owned by Neurologix to the Company’s knowledge, pursuant to (i) a basic online search of the U.S. Patent & Trademark Office website (www.uspto.gov), and (ii) the Neurologix

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

Bankruptcy Schedules. The Company has not made any payments with respect to the Neurologix Assets, and the Company has not received any notices or billing statements in respect of renewal, maintenance or other payments that are or may have become due with respect to the Neurologix Assets. Except as disclosed in Section 2.10(a) of the Disclosure Schedule, the Company has no knowledge of any renewal, maintenance or other payments that are or may have become due with respect to the Neurologix Assets.

(b)    Prosecution Matters. Except with respect to the Neurologix Assets, there are no inventorship challenges, inter partes review, opposition or nullity proceedings or interferences declared, commenced or provoked, or to the knowledge of the Company threatened, with respect to any Company Registrations. The Company has complied with its duty of candor and disclosure to the United States Patent and Trademark Office and any relevant foreign patent office with respect to all Intellectual Property applications filed by or on behalf of the Company and has made no material misrepresentation in such applications. The Company has no knowledge of any information that would preclude the Company from having clear title to the Company Registrations. The Company has no knowledge of any inventorship challenges, inter partes review, opposition or nullity proceedings or interferences declared, commenced or provoked, or to the knowledge of the Company threatened, with respect to any Neurologix Assets.

(c)    Ownership; Sufficiency. Except for the Neurologix Assets, each item of Company Intellectual Property will be owned or available for use by the Surviving Corporation immediately following the Closing without any impairment and on the same terms and conditions as it was available to the Company immediately prior to the Closing. To the knowledge of the Company, each item of Company Intellectual Property that is or was part of the Neurologix Assets will be owned or available for use by the Surviving Corporation immediately following the Closing without any impairment and on the same terms and conditions as it was available to the Company immediately prior to the Closing. Except for the Neurologix Assets, the Company is the sole and exclusive owner of all Company Owned Intellectual Property, free and clear of any Security Interests, except for any joint owners of the Company Owned Intellectual Property, all of whom are listed in Section 2.10(c) of the Disclosure Schedule. Except for the Neurologix Assets, the Company has a valid license to use the Company Licensed Intellectual Property to conduct the activities of the Company in the manner currently conducted, subject only to the terms of the agreements listed or required to be listed in Section 2.10(h) of the Disclosure Schedule. Except for the Neurologix Assets, the Company Intellectual Property constitutes all Intellectual Property necessary for the Company to conduct the activities of the Company in the manner currently conducted by the Company.

(d)    Protection Measures. The Company has taken reasonable measures to protect the proprietary nature of each item of Company Owned Intellectual Property which is material to the Company, and to maintain in confidence all trade secrets and confidential information comprising a part of the Company Owned Intellectual Property. No confidential information or trade secrets have been disclosed by the Company to any Person except pursuant to valid and appropriate non-disclosure and/or license agreements that have not been breached, or disclosures otherwise protected by attorney-client privilege and a legal duty of confidentiality

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

owed by the recipient of such confidential information or trade secrets to the Company. The Company has complied in all material respects with all applicable contractual and legal requirements pertaining to information privacy and security. No complaint relating to an improper use or disclosure of, or a breach in the security of, any such information has been made in writing to the Company or, to the knowledge of the Company, threatened against the Company. To the knowledge of the Company, there has been no unauthorized disclosure of any third party proprietary or confidential information in the possession, custody or control of the Company.

(e)    Infringement by Company. Except as listed on Section 2.10(e) of the Disclosure Schedule, no past or current activity of the Company (excluding activities of Neurologix) infringes or violates (or has infringed or violated), or constitutes (or constituted) a misappropriation of, any Intellectual Property rights of any third party. To the knowledge of the Company, no past or current activity of Neurologix infringes or violates (or has infringed or violated), or constitutes (or constituted) a misappropriation of, any Intellectual Property rights of any third party. For clarification purposes only, the foregoing representations and warranties in this subsection (e) expressly exclude any activities by the Surviving Corporation at or after the Merger 1 Effective Time. Section 2.10(e) of the Disclosure Schedule lists any written complaint, claim or notice, or threat of any of the foregoing (including any notification that a license under any patent is or may be required), received by the Company alleging any such infringement, violation or misappropriation by the Company and any request or demand for indemnification or defense received by the Company from any third party; and the Company has provided to the Buyer copies of all such complaints, claims, notices, requests, demands or threats in its possession relating to any alleged or potential infringement, violation or misappropriation.

(f)    Infringement of Company Rights. To the knowledge of the Company, no Person is infringing, violating or misappropriating (or has infringed, violated or misappropriated) any of the Company Owned Intellectual Property or any Company Licensed Intellectual Property exclusively licensed to the Company by any Person. The Company has provided to the Buyer copies of all correspondence in its possession concerning the infringement, violation or misappropriation of any Company Intellectual Property, except for the Neurologix Assets. The Company has not received any correspondence concerning the infringement, violation or misappropriation of any Neurologix Assets, and the Company has no knowledge of any such correspondence.

(g)    Outbound IP Agreements. Section 2.10(g) of the Disclosure Schedule identifies each license, covenant or other agreement (including any options to license) pursuant to which the Company has assigned, transferred, licensed, distributed or otherwise granted any right or access to any Person, or covenanted not to assert any right, with respect to any past, existing or future Company Intellectual Property. Except as disclosed in Section 2.10(g) of the Disclosure Schedule, the Company has no knowledge of the existence, status or enforceability of any license, covenant or other agreement that may have been entered into by Neurologix (including any options to license) pursuant to which Neurologix may have assigned, transferred, licensed, distributed or otherwise granted any right or access to any Person, or covenanted not to assert any right, with respect to any past, existing or future Neurologix Assets. The Company

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

has not agreed to indemnify any Person against any infringement, violation or misappropriation of any Intellectual Property rights, except as set forth in the Contracts listed in Section 2.11(a) of the Disclosure Schedule. The Company has no knowledge of the status or enforceability of any indemnification agreement that may have been entered into by Neurologix. The Company is not a member of or party to any patent pool, industry standards body, trade association or other organization pursuant to the rules of which it is obligated to license any existing or future Intellectual Property to any Person.

(h)    Inbound IP Agreements. Section 2.10(h) of the Disclosure Schedule identifies (i) each item of Company Licensed Intellectual Property (but specifically excluding generally commercially available off the shelf software that has not been modified by or for the Company and is licensed to the Company for a one-time or annual fee of $10,000 or less) and the license or agreement pursuant to which the Company licenses it or has obtained an option to license it and (ii) each agreement, contract, assignment or other instrument pursuant to which the Company has obtained any joint or sole ownership interest in or to each item of Company Owned Intellectual Property; but in all cases except for the Neurologix Assets. Except as disclosed in Section 2.10(g) of the Disclosure Schedule, the Company has no knowledge of in respect of, the existence, status or enforceability of any license or agreement that may have been entered into by Neurologix.

(i)    IP Assignments. Except as set forth in Section 2.10(i) of the Disclosure Schedule, each Person who has contributed to the development of any Company Owned Intellectual Property (but excluding the Neurologix Assets) has executed a valid and binding written agreement expressly assigning to the Company all right, title and interest in any inventions and works of authorship, whether or not patentable, invented, created, developed, conceived and/or reduced to practice during the term of such Person’s engagement with the Company, and all Intellectual Property rights therein.

(j)    Support and Funding. Except as set forth in Section 2.10(j) of the Disclosure Schedule, the Company has not received any support, funding, resources or assistance from any Governmental Entity, university, military, educational institution or research center and no such Person has any claim of right to, ownership of or other Security Interest on any Company Owned Intellectual Property.

(k)    Effect on Buyer. Consummation of the transactions contemplated by this Agreement will not result in (i) the creation of any Security Interest on or license to any Intellectual Property that is owned by or licensed to the Buyer or any of its Affiliates prior to the Closing, (ii) Buyer or any of its Affiliates being bound by or subject to any non-compete or licensing obligation, covenant not to sue, or other restriction on the operation or scope of its business, which Buyer or its Affiliates were not bound by or subject to prior to the Closing, or (iii) Buyer or any of its Affiliates, or the Surviving Corporation, being obligated to pay any royalties, honoraria, fees or other similar payments to any Person (other than Taxes payable pursuant to Section 5.5) in excess of those payable by the Company prior to the Closing.

2.11    Contracts.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

(a)    Section 2.11(a) of the Disclosure Schedule lists all agreements (whether written or oral) currently in effect (either in whole or in part, including agreements with ongoing post-termination “tails” and ongoing post-termination obligations) to which the Company is a party, but excluding the Neurologix Assets and any agreements to which Neurologix is or was a party. The Company makes no representations or warranties as to whether or not any agreements related to the Neurologix Assets or to which Neurologix is a party are currently in force and effect. Except as described in Section 2.11(a) of the Disclosure Schedule, the Company is not a party to:

(i)    any agreement (or group of related agreements) for the lease of personal property from or to third parties;

(ii)    any agreement (or group of related agreements) in which the Company has granted manufacturing rights, “most favored nation” pricing provisions or marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

(iii)    any agreement concerning the establishment or operation of a partnership, joint venture or limited liability company;

(iv)    any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) Indebtedness;

(v)    any agreement for the disposition of any significant portion of the assets of the Company or any agreement for the acquisition of the assets or business of any other entity;

(vi)    any employment, independent contractor or consulting agreement;

(vii)    any severance, retention, change in control or other similar agreement;

(viii)    any agreement with a third party concerning the research, development or commercialization of Intellectual Property, confidentiality, noncompetition and/or nonsolicitation;

(ix)    any agreement with any professional employer organization;

(x)    any material agreement involving any current or former officer, director or stockholder of the Company or an Affiliate thereof;

(xi)    any agreement which contains any provisions requiring the Company to indemnify any other party;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

(xii)    any agreement that purports to bind or otherwise could bind the Buyer or any Affiliate of the Buyer (other than the Company) in any way;

(xiii)    any agreement under which the Company is restricted or prohibited from selling, licensing or otherwise distributing any of its technology or products, or providing services to, customers or potential customers, or otherwise engaging in any aspect of its business, in any geographic area, during any period of time or with any Person, or any segment of the market or line of business;

(xiv)    any Government Contract; or

(xv)    any other agreement (or group of related agreements) either involving more than $10,000 or not entered into in the Ordinary Course of Business.

(b)    The Company has delivered to the Buyer a complete and accurate copy of each agreement (if any) listed or required to be listed in Section 2.10 of the Disclosure Schedule or Section 2.11(a) of the Disclosure Schedule. With respect to each agreement so listed or required to be listed: (i) the agreement is legal, valid, binding and enforceable against the Company, and to the knowledge of the Company, against each other party thereto, and is in full force and effect, subject to the Bankruptcy and Equity Exception; and (ii) neither the Company nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a material breach or default by the Company or, to the knowledge of the Company, any other party under such agreement.

2.12    Neurologix, Inc.(a) The Transfer Statements and the Neurologix Bankruptcy Schedules attached at Annex 2.12 of the Disclosure Schedule list all Neurologix Assets acquired by the Company pursuant to the Foreclosure Action. To the knowledge of the Company: (i) the assets listed on Annex 2.12 of the Disclosure Schedule represent all assets that the Neurologix bankruptcy trustee offered for sale by auction in connection with the Neurologix Chapter 7 bankruptcy; and (ii) prior to the sale of assets in connection with its bankruptcy, Neurologix was the true and lawful owner, and had good title to, all the tangible assets owned and acquired or purported to be owned and acquired by the Company pursuant to the Foreclosure Action, free and clear of all Security Interests except such Security Interests existing at the time of filing of the Neurologix Chapter 7 bankruptcy petition.

(b) Attached at Annex 2.12 of the Disclosure Schedule are true and correct copies of: (i) the Transfer Statement, dated April 14, 2016, of the Company in respect of a portion of the Neurologix Assets; (ii) the Transfer Statement, dated July 13, 2016, of the Company in respect of a portion of the Neurologix Assets; and (iii) the Neurologix Bankruptcy Schedules.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

2.13    Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

2.14    Litigation. There is no Legal Proceeding which is pending or has been threatened in writing against the Company or any of its current or former officers, directors, employees or consultants (in their respective capacities as such). There are no judgments, orders or decrees outstanding against the Company or any of its current or former officers, directors, employees or consultants (in their respective capacities as such). There is no Legal Proceeding initiated by the Company pending, or which the Company has commenced preparations to initiate, against any other Person.

2.15    Employees.

(a)    Other than the Company Stockholders, there are no current or former officers and directors of the Company. Other than the Company’s attorneys and accountants, no person has been paid any compensation by the Company and no person is entitled to any compensation of any kind from the Company. The Company has no, and has never had any, employees or any obligations or liabilities to, or in respect of, any employees. The Company has never been obligated to pay any payroll Taxes. The Company is not liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistently with past practice). The Company is, and at all times has been, in compliance with all applicable Laws and regulations respecting labor, employment, hiring and termination, fair employment practices, terms and conditions of employment, worker classification (including the proper classification of workers as independent contractors and consultants), workers’ compensation, occupational health and safety and wage and hour Laws, and has complied with all employment agreements respecting current and past employees of the Company and has complied with all independent contractor and consulting agreements respecting current and former independent contractors and consultants of the Company. The Company is, and at all times has been, in compliance with the requirements of the Immigration Reform and Control Act of 1986, respecting current and past employees of the Company. The Company is not a party to any labor agreement with any labor organization, union, group or association and there are no Company employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice. There are no controversies pending or, to the knowledge of the Company, threatened, between the Company and any other person related to employment or consulting matters.

(b)    The Company is not a party to, and has no commitments or obligations in respect of, any change in control, severance, stay bonuses or other bonuses or similar benefits with respect to the transactions contemplated.

(c)    All persons who have performed services for the Company while classified as independent contractors have satisfied all Laws to be so classified, and the Company has fully and accurately reported their compensation on IRS Forms 1099 or other applicable Tax forms for independent contractors when required to do so. The Company has

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

provided to the Buyer a true, correct and complete list of all of its current consultants, advisory board members and independent contractors; copies of all consultant and independent contractor agreements have previously been delivered to the Buyer.

2.16    Employee Benefits.

(a)    The Company does not sponsor, maintain, contribute to, or have any actual or contingent liability with respect to any Employee Benefit Plan and has not previously sponsored, maintained, contributed to or had any such actual or contingent liability. The Company neither has nor has had any ERISA Affiliates. No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan that would subject the Company to (i) any fine, penalty, tax or liability of any kind imposed under ERISA or the Internal Revenue Code or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Employee Benefit Plan.

(b)    Section 2.16(b) of the Disclosure Schedule discloses each: (i) agreement between the Company and any Person (A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or engagement or compensation guarantee or (C) providing severance benefits or other benefits after the termination of the applicable employment or engagement; (ii) agreement, plan or arrangement under which any person may receive payments from the Company that may be subject to the tax imposed by Section 4999 of the Internal Revenue Code or included in the determination of such person’s “parachute payment” under Section 280G of the Internal Revenue Code; and (iii) agreement or plan binding the Company, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit, retention or incentive plan or other Employee Benefit Plan, any of the benefits of which will be increased, funded, “grossed-up”, or the vesting of the benefits of which will be accelerated, or under which any obligation will be forgiven by the occurrence of any of the transactions contemplated by this Agreement (or in combination with any other event such as employment termination) or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

(c)    There is no corporate-owned life insurance (COLI), split-dollar life insurance policy or any other life insurance policy on the life of any director, officer, employee or consultant of the Company.

(d)    No Person is entitled to any accrued vacation, accrued sick time or earned time off from the Company.

2.17    Environmental Matters. The Company has complied with all applicable Environmental Laws. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or, to the knowledge of the Company, investigation, inquiry or information request, relating to any Environmental Law involving the Company. The Company has no liabilities or obligations

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

arising from the release or threatened release of any Materials of Environmental Concern into the environment. The Company is not a party to or bound by any court order, administrative order, consent order or other agreement entered into in connection with any legal obligation or liability arising under any Environmental Law. The Company is not aware of any environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company.

2.18    Legal Compliance. The Company is currently conducting, and has at all times conducted, its activities in compliance with each applicable Law in all material respects. The Company has not received any written notice or, to the knowledge of the Company, other notice alleging noncompliance with any applicable Law. The Company has no material liability for failure to comply with any Law and, to the knowledge of the Company, there is no act, omission, event or circumstance that would reasonably be expected to give rise to any such liability. The Company is not conducting and has not conducted any internal investigation with respect to any actual, potential or alleged violation of any Law.

2.19    Permits. Section 2.19 of the Disclosure Schedule sets forth a list of all Permits issued to or held by the Company, if any. Such listed Permits are the only Permits that are required for the Company to conduct its activities as currently conducted, except where the failure to hold any Permit would not be material to the Company. Each such Permit is in full force and effect; the Company is in material compliance with the terms of each such Permit; and, to the knowledge of the Company, no suspension or cancellation of any such Permit is threatened and there is no reasonable basis for believing that any such Permit will not be renewable upon expiration.

2.20    Unlawful Payments. The Company is and has been in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., the Organization for Economic Cooperation and Development Convention Against Bribery of Foreign Public Officials in International Business Transactions and legislation implementing such convention, all other international anti-bribery conventions and all applicable anti-corruption or bribery Laws in any jurisdiction in which the Company has conducted its business (collectively, “Anti-Bribery Laws”). The Company has not received any written notice or, to the knowledge of the Company, any other notice that alleges that the Company, or any current or former representatives of the Company in their capacities as such, is in violation of, or has any liability under, any Anti-Bribery Laws, and no such potential violation of Anti-Bribery Laws has been discovered by the Company. The Company has not made and does not anticipate making any disclosures to any Governmental Entity for actual or potential violations of Anti-Bribery Laws. None of the Company’s current or former directors, officers, employees or consultants is currently an officer, agent or employee of a Governmental Entity. The Company has not, nor have its current or former representatives in their capacities as such, directly or indirectly, offered, given, reimbursed, paid or promised to pay, or authorized the payment of, any money or other thing of value (including any fee, gift, sample, travel expense or entertainment) or any commission payment payable to (a) any official, officer, agent, employee or representative of any Governmental Entity or of any existing or prospective customer of the Company (whether or not owned by a Governmental Entity), (b) any political party or official thereof, (c) any

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

candidate for political or political party office or (d) any other Person affiliated with any such customer, political party or official or political office, in each case while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, reimbursed, paid or promised, directly or indirectly, for unlawful purposes under the Anti-Bribery Laws.

2.21    No Customers; Suppliers. The Company has never sold or otherwise supplied any goods or services to any third party. Section 2.21 of the Disclosure Schedule sets forth a list of each supplier that is the sole supplier of any significant product or service to the Company. No such supplier has indicated within the past year that it will stop, or decrease the rate of, supplying products or services, as applicable, to the Company. The Company has no purchase order with an unpaid balance.

2.22    Certain Business Relationships With Affiliates. Except as set forth in Section 2.22 of the Disclosure Schedule, no Affiliate of the Company (a) owns any property or right, tangible or intangible, which is used in the current activities of the Company, or (b) has any claim or cause of action against the Company, or (c) owes any money to, or is owed any money by, the Company. There have not been any commercial transactions or relationships between the Company and any Affiliate thereof which occurred or have existed since the Company’s inception.

2.23    Brokers’ Fees. The Company has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

2.24    Books and Records. The minute books and/or other similar records of the Company contain complete and accurate records of all actions taken at any meetings of the Company’s stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The Company has maintained books and/or other similar records with respect to, and which accurately reflect, in all material respects, the assets, business and operations of the Company. Section 2.24 of the Disclosure Schedule contains a list of all bank accounts and safe deposit boxes of the Company and the names of persons having signature authority with respect thereto or access thereto.

2.25    Disclosure. No representation or warranty by the Company contained in this Agreement, and no statement contained in the Disclosure Schedule or any certificate delivered or to be delivered by or on behalf of the Company pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY STOCKHOLDERS

Each Company Stockholder represents and warrants to the Buyer, Merger Sub 1 and Merger Sub 2, individually (and not jointly), that the statements contained in this Article III are true and correct.

3.1    Organization and Power. If such Company Stockholder is not a natural Person, such Company Stockholder is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and such Company Stockholder has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

3.2    Authorization. Such Company Stockholder has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by such Company Stockholder of this Agreement and the consummation by such Company Stockholder of the transactions contemplated hereby have each been duly and validly authorized by all necessary action on the part of such Company Stockholder. This Agreement has been duly and validly executed and delivered by such Company Stockholder and, assuming due authorization, execution and delivery by the other Parties, constitutes a valid and binding obligation of such Company Stockholder, enforceable against such Company Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.

3.3    Noncontravention. Subject to the filing of the Certificate of Merger 1 and the Certificate of Merger 2 as required by the Delaware General Corporation Law, none of the execution and delivery by such Company Stockholder of this Agreement, the performance by such Company Stockholder of any of its obligations hereunder or the consummation by such Company Stockholder of the transactions contemplated hereby, does or will (a) if such Company Stockholder is not a natural person, conflict with or violate any provision of the organizational documents of such Company Stockholder, (b) require on the part of such Company Stockholder any notice to or filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in a material breach of, constitute (with or without due notice or lapse of time or both) a material default under, result in the acceleration of obligations or loss of any right or benefit under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any material contract or other instrument to which such Company Stockholder is a party or by which such Company Stockholder is bound or to which any of such Company Stockholder’s assets is subject, (d) result in the imposition of any Security Interest upon any of the Company Shares held by such Company Stockholder or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Company Stockholder or any of such Company Stockholder’s properties or assets.

3.4    Title to Company Shares. Such Company Stockholder holds beneficially and of record all of such Company Stockholder’s Company Shares as set forth in Section 2.2(b) of the Disclosure Schedule, free and clear of any Security Interests (other than restrictions on transfer

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

arising under the Securities Act and state or foreign securities Laws). Such Company Stockholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting or transfer of any Company Shares.

3.5    Litigation. There is no Legal Proceeding which is pending or has been threatened in writing against such Company Stockholder that questions the validity of this Agreement or any action taken or to be taken by such Company Stockholder in connection herewith or that could reasonably be expected to adversely affect such Company Stockholder’s ability to consummate the transactions contemplated by this Agreement.

3.6    Absence of Intent to Distribute. Such Company Stockholder is acquiring the Buyer Shares for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the Securities Act; and such Company Stockholder has no present or contemplated agreement, undertaking, arrangement, obligation, Indebtedness or commitment providing for the disposition thereof. Such Company Stockholder consents to the placement of the following legend on each certificate for the Buyer Shares until such time as the Buyer Shares are eligible for sale pursuant to Rule 144 under the Securities Act:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR SOLD UNLESS (i) A REGISTRATION STATEMENT UNDER SUCH ACT IS THEN IN EFFECT WITH RESPECT THERETO, (ii) A WRITTEN OPINION FROM COUNSEL FOR THE ISSUER OR COUNSEL FOR THE HOLDER REASONABLY ACCEPTABLE TO THE ISSUER HAS BEEN OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED OR (iii) A ‘NO ACTION’ LETTER OR ITS THEN EQUIVALENT HAS BEEN ISSUED BY THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER OR SALE.”

The Buyer may also place stop-transfer instructions in respect of the Buyer Shares with respect to such legend.

3.7    Restricted Securities.

(a)    Such Company Stockholder is an “accredited investor” as such term is defined for purposes of Regulation D under the Securities Act. Such Company Stockholder understands that the Buyer Shares will not be registered under the Securities Act for the reason that the issuance of Buyer Shares provided for in this Agreement is exempt pursuant to Section 4 of the Securities Act and that the reliance of the Buyer on such exemption is predicated in part on such Company Stockholder’s representations set forth herein. Such Company Stockholder represents that it is experienced in evaluating companies such as the Buyer, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the financial wherewithal to suffer the total loss of its investment in the Buyer Shares.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

(b)    Such Company Stockholder understands that the Buyer Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom and that in the absence of an effective registration statement covering the Buyer Shares or an available exemption from registration under the Securities Act, the Buyer Shares must be held indefinitely.

3.8    Certain Information. Such Company Stockholder has carefully reviewed this Agreement, including the representations concerning the Buyer contained herein, and understands the information set forth herein. Such Company Stockholder has made detailed inquiry concerning the Buyer, its business and its personnel, and the officers and other representatives of the Buyer have made available to such Company Stockholder any and all written information which such Company Stockholder has requested and have answered to such Company Stockholder’s satisfaction all inquiries made by such Company Stockholder. Such Company Stockholder understands that the Buyer Shares are being or will be issued without any particular offering or disclosure document. Such Company Stockholder has been represented by such financial, legal and tax counsel and others selected by such Company Stockholder as such Company Stockholder has found necessary or appropriate to consult concerning this transaction and to review and evaluate the financial, legal, tax, and other ramifications of an investment in the Buyer, including the tax consequences to such Company Stockholder of an investment in the Buyer Shares. Except as expressly set forth in this Agreement, no representation or warranty of any kind has been made by the Buyer, or any other Person, with respect to the risks or consequences of an investment in the Buyer. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, neither the Buyer nor any officer, director or other representative of the Buyer has made any representation or warranty with respect to any business plan, presentation, projection, estimate or budget delivered to or made available to such Company Stockholder with respect to future results of operations, future financial condition or the future business and operations of the Buyer.

3.9    Not a Bad Actor. Such Company Stockholder has not taken any of the actions set forth in, and is not otherwise subject to, the disqualification provisions of Rule 506(d)(1) under the Securities Act.

3.10    Brokers’ Fees. Such Company Stockholder has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

3.11    Section 368(a). To such Company Stockholder’s knowledge after consultation with its tax counsel, such Company Stockholder has not taken or agreed to take any action that would prevent the Mergers from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYER, MERGER SUB 1 AND MERGER SUB 2

The Buyer, Merger Sub 1 and Merger Sub 2 represent and warrant to the Company Stockholders (jointly and severally) that the statements contained in this Article IV are true and correct.

4.1    Organization and Corporate Power. The Buyer is a company incorporated under the laws of the Cayman Islands. Merger Sub 1 and Merger Sub 2 are each a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Buyer has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Buyer has furnished to the Company complete and accurate copies of the Articles of Association and the Shareholder Agreement, as amended or restated, respectively. The Company is not in default under or in violation of any provision of the Articles of Association. The Company is not in default under or in violation of any provision of the Shareholder Agreement.

4.2    Capitalization.

(a)    The authorized capital stock of the Buyer consists of $50,000 divided into 1,288,327,750 Buyer Capital Shares, of which 27,184,132 were issued and outstanding as of July 31, 2018.

(b)    The table set forth under the heading “Principal Shareholders” set forth in the Company’s prospectus supplement, dated June 7, 2018 is accurate in all material respects as of such date. All of the issued and outstanding shares of capital stock of the Buyer have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding shares of capital stock of the Buyer have been offered, issued and sold by the Buyer in compliance with all applicable Laws.

(c)    Other than as set forth in Section 4.2(c) of the Disclosure Schedule, no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Buyer is authorized or outstanding. The Buyer has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right, or to issue or distribute to holders of any shares of its capital stock any evidences of Indebtedness or assets of the Buyer. The Buyer has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or to make any other distribution in respect thereof. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Buyer.

(d)    Section 4.2(d) of the Disclosure Schedule lists each agreement, written or oral, between the Buyer and any holder of its securities, or among any holders of its securities, relating to the sale or transfer (including agreements relating to rights of first refusal, co-sale rights or “drag-along” rights), registration under the Securities Act, or voting, of the capital stock of the Buyer.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

(e)    There is no claim pending, and to the knowledge of the Buyer, no claim threatened, against the Buyer by any Person that seeks to assert: (i) ownership or rights to ownership of any shares of Buyer capital stock; (ii) any rights of a stockholder, including any option, preemptive rights or rights to notice or to vote; (iii) any rights under the Articles of Association or the Shareholder Agreement; or (iv) any claim that his, her or its shares have been wrongfully repurchased by the Buyer.

4.3    Operations of Merger Sub 1 and Merger Sub 2. Merger Sub 1 and Merger Sub 2 are each a corporation newly formed by the Buyer for the sole purpose of effecting the Mergers, and has not engaged in any activity other than as contemplated in this Agreement.

4.4    Authorization of Transaction. Each of the Buyer, Merger Sub 1 and Merger Sub 2 has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Buyer, Merger Sub 1 and Merger Sub 2 of this Agreement and, subject to obtaining the approval of the Buyer as the sole stockholder of Merger Sub 1 and the approval of Merger Sub 1 as the sole stockholder of Merger Sub 2, the consummation by the Buyer, Merger Sub 1 and Merger Sub 2 of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer, Merger Sub 1 and Merger Sub 2, respectively. This Agreement has been duly and validly executed and delivered by the Buyer, Merger Sub 1 and Merger Sub 2 and, assuming due authorization, execution and delivery by the other Parties, constitutes a valid and binding obligation of the Buyer, Merger Sub 1 and Merger Sub 2, enforceable against them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

4.5    Noncontravention. Subject to the filing of the Certificate of Merger 1 and the Certificate of Merger 2 as required by the Delaware General Corporation Law, neither the execution and delivery by the Buyer, Merger Sub 1 or Merger Sub 2 of this Agreement, nor the consummation by the Buyer, Merger Sub 1 or Merger Sub 2 of the transactions contemplated hereby, does or will (a) conflict with or violate any provision of the charter or bylaws of the Buyer, Merger Sub 1 or Merger Sub 2, (b) require on the part of the Buyer, Merger Sub 1 or Merger Sub 2 any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in a material breach of, constitute (with or without due notice or lapse of time or both) a material default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any material contract or other instrument to which the Buyer, Merger Sub 1 or Merger Sub 2 is a party or by which either is bound or to which any of their assets are subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not adversely affect the consummation of the transactions contemplated hereby or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer, Merger Sub 1 or Merger Sub 2 or any of their properties or assets.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

4.6    Issuance of Buyer Shares. The issuance and delivery of Buyer Shares in accordance with this Agreement has been duly authorized by all necessary corporate action on the part of the Buyer and, when issued as contemplated hereby, such Buyer Shares shall be duly authorized, duly and validly issued, fully paid and nonassessable.

ARTICLE V

COVENANTS

5.1    Closing Efforts. Each of the Parties shall use its Reasonable Best Efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including using its commercially reasonable efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through, on and as of the Closing Date and (ii) the conditions to the obligations of the other Parties to consummate the Mergers are satisfied.

5.2    Governmental and Third-Party Notices and Consents; Bylaws.

(a)    Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable Laws and regulations in connection with the consummation of the transactions contemplated by this Agreement.

(b)    The Company shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as are listed or required to be listed in Section 6.1 of the Disclosure Schedule.

(c)    The Company shall not adopt bylaws.

5.3    Stockholder Approval.    As expeditiously as possible following the execution of this Agreement, the Company shall secure and cause to be filed with the Company written consents in the form of Exhibit A (“Written Consents”) duly executed by all Company Stockholders. The Company, acting through its Board of Directors, shall include in the Written Consent (a) the unanimous recommendation of its Board of Directors that the stockholders of the Company vote in favor of the adoption of this Agreement and the approval of the Mergers and (b) a statement that appraisal rights are available for the Company Shares pursuant to the Dissenters’ Rights Statute and a copy thereof, or in the alternative, a written waiver of such appraisal rights duly executed by the applicable Company Stockholder.

5.4    Operation of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the earlier of the termination of this Agreement in accordance with its terms or the Merger 1 Effective Time, the Company shall conduct its operations in the Ordinary Course of Business and in compliance with all applicable Laws and regulations, and for the avoidance of doubt, during such period shall not incur any obligations or liabilities in respect of any employees or Employee Benefit Plans.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

5.5    Tax Matters. The Parties intend that the Mergers be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. However, neither Buyer, Merger Sub 1 nor Merger Sub 2 makes any representation or warranty to the other or to the Company or any Company Stockholder regarding the Tax treatment of the Mergers or whether the Mergers will qualify as a “reorganization” under the Internal Revenue Code and any representation or warranty expressed to the contrary under any other provision of this Agreement shall be interpreted consistently with the provisions of this Section 5.5. Each of the Buyer, Merger Sub 1, Merger Sub 2, the Company and the Company Stockholders acknowledges that it is relying on its own advisors in connection with the Tax treatment of the Mergers and the other transactions contemplated by this Agreement. Each of the Buyer, Merger Sub 1, Merger Sub 2, the Company and the Company Stockholders each agree to use their respective commercially reasonable efforts to cause the Mergers to qualify, and will not take any actions not expressly contemplated by this Agreement which could reasonably be expected to prevent the Mergers from qualifying, as a “reorganization” under Section 368(a)(1)(A) of the Internal Revenue Code. The Parties agree to report the Mergers for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code (including by attaching the statement described in Treasury Regulations Section 1.368-3(a) on or with its return for the taxable year of the Mergers) unless (i) otherwise required by law or a taxing authority or (ii) the accounting firm preparing the applicable Tax Returns determines that there is no reasonable basis for taking such a position; and in the event of either (i) or (ii), the Parties shall promptly notify the other and shall consult promptly and in good faith in respect thereof.

5.6    Section 280G Matters. The Company is a “small business corporation” as defined in Section 1361(b) of the Internal Revenue Code. To the extent that (i) any “disqualified individual” (as such term is defined for purposes of Section 280G of the Internal Revenue Code) of the Company would be entitled to any payment or benefit as a result of the transactions contemplated by this Agreement and (ii) such payment or benefit would or could potentially constitute a “parachute payment” under Section 280G of the Internal Revenue Code or could reasonably be expected to result in the imposition of any excise Tax imposed under Section 4999 of the Internal Revenue Code, prior to the Closing:

(a)    The Company shall obtain stockholder approval in accordance with the requirements of Section 280G(b)(5)(B) of the Internal Revenue Code and Regulations § 1.280G-1 thereunder (the “280G Shareholder Approval Requirements”) in respect of the portion of such parachute payment that exceeds three times less one dollar such individual’s “base amount” within the meaning of Section 280G(b)(3) of the Internal Revenue Code with respect to all such “disqualified individuals”;

(b)    The Company shall provide all required disclosure to all Persons entitled to vote under Section 280G(b)(5)(B)(ii) of the Internal Revenue Code prior to such vote and shall hold a vote of stockholders in the manner intended to satisfy the 280G Shareholder Approval Requirements;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

(c)    The Company shall obtain any required waivers or consents from the disqualified individual(s) prior to the vote, which vote shall establish whether the disqualified individual is entitled to receive or retain the waived payments or other waived compensation; and

(d)    The Buyer and its counsel shall be given the right to review and comment on all documents required to be delivered to the Company Stockholders in connection with such vote and any required disqualified individual waivers or consents, and the Company shall reflect all reasonable comments of the Buyer thereon. The Buyer and its counsel shall be provided copies of all documents executed by the Company Stockholders and disqualified individuals in connection with the vote.

5.7    No Claim Against the Company. Effective as of the Closing, each Company Stockholder, by its execution and delivery of this Agreement and/or the Written Consent, hereby (a) waives any and all rights of indemnification, contribution and other similar rights against the Company (whether arising pursuant to any charter document of the Company, any contract, applicable Law or otherwise) arising out of the representations, warranties, covenants and agreements contained in this Agreement and/or out of the negotiation, execution or performance of this Agreement, and agrees that any claim of the Buyer, whether for indemnity or otherwise, may be asserted directly against the Company Stockholders or any Company Stockholder (solely to the extent, and subject to the limitations, provided in this Agreement), without any need for any claim against, or joinder of, the Company and (b) forever waives, releases and discharges (and hereby agrees to cause each of its representatives to forever waive, release and discharge) with prejudice the Company from any and all claims, rights (including rights of indemnification, contribution and other similar rights, from whatever source, whether under contract, law or otherwise), causes of action, protests, suits, disputes, orders, obligations, debts, demands, proceedings, contracts, agreements, promises, liabilities, controversies, costs, expenses, fees (including attorneys’ fees), or damages of any kind, arising by any means (including subrogation, assignment, reimbursement, operation of law or otherwise), whether known or unknown, suspected or unsuspected, accrued or not accrued, foreseen or unforeseen, or mature or unmature related or with respect to, in connection with, or arising out of, directly or indirectly, any event, fact, condition, circumstance, occurrence, act or omission that was in existence (or that occurred or failed to occur) at or prior to the Closing; provided, however, this clause (b) shall not be construed as releasing any Party from its obligations otherwise expressly set forth in this Agreement or any agreement delivered pursuant to this Agreement (including, without limitation, the Buyer indemnification obligations set forth in Section 7.1(d)).

ARTICLE VI

CONDITIONS TO CONSUMMATION OF THE MERGER

6.1    Conditions to Obligations of the Buyer, Merger Sub 1 and Merger Sub 2. The obligation of each of the Buyer, Merger Sub 1 and Merger Sub 2 to consummate the Mergers is subject to the satisfaction (or waiver by the Buyer) of the following conditions:

(a)    the Written Consent evidencing the Requisite Stockholder Approval shall have been duly executed and delivered to the Buyer;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

(b)    the Company shall have obtained at its own expense (and shall have provided copies thereof to the Buyer of) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings, notices and contract terminations as are listed in Section 6.1 of the Disclosure Schedule or are otherwise required on the part of the Company to effect the Mergers, if any;

(c)    the representations and warranties of the Company and the Company Stockholders set forth in this Agreement shall be true and correct, in each case as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date);

(d)    each of the Company and the Company Stockholders shall have performed or complied with, in all material respects, its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

(e)    no Legal Proceeding shall be pending or threatened in writing wherein an unfavorable judgment, order, decree, stipulation or injunction could reasonably be expected to (i) prevent consummation of the transactions contemplated by this Agreement, (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation or (iii) have, individually or in the aggregate, a Company Material Adverse Effect, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(f)    the Company shall have delivered to the Buyer, Merger Sub 1 and Merger Sub 2 the Company Closing Certificate;

(g)    the Company shall have delivered to the Buyer a certificate executed by the Secretary of the Company certifying that attached thereto are (i) a true, complete and correct copy of the Certificate of Incorporation, as in effect on the Closing Date, and, in the case of the Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, (ii) true, complete and correct copies of resolutions unanimously adopted by the Company’s Board of Directors and stockholders, authorizing the execution and delivery of this Agreement, the transactions contemplated hereby and the performance by the Company of its obligations hereunder, which resolutions have not been modified, rescinded or revoked, and (iii) a specimen signature of the duly authorized officer of the Company signing this Agreement on behalf of the Company;

(h)    the Company shall have delivered to the Buyer a certificate, issued by the Secretary of State of the State of Delaware and each other jurisdiction in which the Company is qualified to do business, if any, certifying as of a date no more than five (5) business days prior to the Closing Date that the Company is in good standing under the Laws of such jurisdiction;

(i)    the Buyer shall have received copies of the resignations, effective as of the Closing, of each director and officer of the Company from such positions as a director or officer, as applicable;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

(j)    the Company shall have delivered to the Buyer evidence reasonably satisfactory to the Buyer that all contracts and other arrangements listed on Schedule 6.1(j) have been terminated on terms reasonably satisfactory to the Buyer;

(k)    the Company shall have delivered to the Buyer a certification in form and substance reasonably satisfactory to the Buyer that the Company Shares are not United States real property interests as defined in Section 897(c) of the Internal Revenue Code, together with a notice to the Internal Revenue Service, in accordance with the Treasury Regulations under Sections 897 and 1445 of the Internal Revenue Code;

(l)    the Company Stockholders and, if requested by the Company Stockholders, a limited liability company or other entity wholly owned by the Company Stockholders shall have entered into a consulting agreement, in substantially the form attached hereto as Exhibit B (the “Consulting Agreement”), with the Buyer (or a wholly-owned subsidiary of the Buyer).

6.2    Conditions to Obligations of the Company. The obligation of the Company and the Company Stockholders to consummate the Mergers is subject to the satisfaction of the following conditions:

(a)    the representations and warranties of the Buyer, Merger Sub 1 and Merger Sub 2 set forth in this Agreement shall be true and correct, in each case as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date);

(b)    each of the Buyer, Merger Sub 1 and Merger Sub 2 shall have performed or complied with, in all material respects, its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

(c)    no Legal Proceeding shall be pending or threatened in writing wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of the transactions contemplated by this Agreement, (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation or (iii) have, individually or in the aggregate, a material adverse effect on the ability of the Buyer, Merger Sub 1 and Merger Sub 2 to perform their respective obligations under this Agreement or consummate the transactions contemplated by this Agreement, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(d)    the Buyer, Merger Sub 1 and Merger Sub 2 shall have delivered to the Company the Buyer Closing Certificate;

(e)    the Buyer shall have delivered to the Company a certificate executed by the Secretary of each of the Buyer, Merger Sub 1 and Merger Sub 2 certifying that attached thereto are (i) a true, complete and correct copy of the Articles of Association of the Buyer, the

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

Certificate of Incorporation of Merger Sub 1 and the Certificate of Incorporation of Merger Sub 2, as in effect on the Closing Date, and, in the case of the Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, (ii) true, complete and correct copies of resolutions duly and validly adopted by the Buyer’s, Merger Sub 1’s and Merger Sub 2’s Boards of Directors, authorizing the execution and delivery of this Agreement, the transactions contemplated hereby and the performance by the Buyer, Merger Sub 1 and Merger Sub 2, respectively, of their obligations hereunder, which resolutions have not been modified, rescinded or revoked, and (iii) a specimen signature of the duly authorized officer of the Buyer, Merger Sub 1 and Merger Sub 2 signing this Agreement on behalf of the Buyer, Merger Sub 1 and Merger Sub 2, respectively;

(f)    the Buyer shall have delivered to the Company a certificate, issued by the Secretary of State of the State of Delaware, certifying as of a date no more than five (5) business days prior to the Closing Date that Merger Sub 1 and Merger Sub 2 are in good standing under the Laws of such jurisdiction; and

(g)    the Buyer (or a wholly-owned subsidiary of the Buyer) shall have entered into the Consulting Agreement with the Company Stockholders and, if requested by the Company Stockholders, a limited liability company or other entity wholly owned by the Company Stockholders.

ARTICLE VII

INDEMNIFICATION

7.1    Indemnification by the Company Stockholders and the Buyer.

(a)    Expressly subject to the conditions and limitations set forth in this Article VII, the Company Stockholders shall severally and jointly defend and indemnify the Buyer in respect of, and hold it harmless against and will compensate and reimburse the Buyer for, any and all Losses incurred or suffered by the Surviving Corporation or the Buyer or any Affiliate thereof (regardless of whether such Losses relate to any Third-Party Action) resulting from, relating to or constituting:

(i)    any inaccuracy in any representation or breach of any warranty of the Company contained in Article II or in the Company Closing Certificate, whether as of the date of this Agreement or as of the Closing Date;

(ii)    any breach or nonperformance of (or noncompliance with) any covenant or agreement of the Company or any Company Stockholder contained in this Agreement to the extent required to be performed at or prior to the Closing;

(iii)    any inaccuracy in the Allocation Schedule;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

(iv)    any claim by a stockholder or former stockholder of the Company, or any other Person, seeking to assert, or based upon: (A) ownership or rights to ownership of any shares of stock of the Company; (B) any rights of a stockholder (other than the right to receive the amounts payable to such holder pursuant to Article I), including any option, preemptive rights or rights to notice or to vote; (C) any rights under the Certificate of Incorporation of the Company; (D) any claim based on or arising out of any breach of fiduciary duty by the Company’s Board of Directors or stockholders; or (E) any claim that his, her or its shares were wrongfully repurchased by the Company; in each case, which claim arises from acts or omissions of the Company or the Company Stockholders prior to the Closing Date;

(v)    the following Taxes: (A) any Taxes for any taxable period (or portion thereof) ending on or before the Closing Date due and payable by the Company, which Taxes shall be apportioned to the pre-closing portion of such taxable period, in the case of a taxable period that includes but does not end on the Closing Date, (1) in the case of property or similar ad valorem Taxes, based on the number of days in the portion of such taxable period ending on the Closing Date as compared to the number of days in such taxable period, and (2) in the case of all other Taxes, on a closing of the books basis as of the Closing Date; (B) any Taxes for which the Company has any liability under Treasury Regulation Section 1.1502-6 or under any comparable or similar provision of state, local or foreign Laws as a result of being a member of an affiliated, consolidated, combined, unitary or similar group on or prior to the Closing Date; (C) any Taxes for which the Company has any liability as a transferee or successor, pursuant to any contractual obligation or otherwise, which Tax is attributable to the operations of the Company on or prior to the Closing Date or an event or transaction occurring before the Closing; and (D) any transfer, sales, use, stamp, conveyance, value added, recording, registration, documentary, filing and other non-income Taxes and administrative fees (including notary fees) imposed on or assessed against the Company prior to the Closing; provided, however, that the Company Stockholders shall have no liability, and shall not indemnify the Buyer, for any Taxes resulting from any actions or elections with respect to any tax period (or portion thereof) ending on or prior to the Closing Date made by Buyer, the Intermediate Surviving Corporation, Merger Sub 1, Merger Sub 2 or the Surviving Corporation as of or after the Merger 1 Effective Time;

(vi)    to the extent not taken into account in determining the number of Closing Shares, any amounts that become payable (in whole or in part) by the Company to any Person as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, whether taken alone or in combination with any other event;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

(vii)    any fraud, intentional or knowing misrepresentation or willful breach on the part of the Company in connection with the transactions contemplated by this Agreement, but excluding any breach or alleged breach under the Consulting Agreement, which shall be resolved pursuant to the terms of the Consulting Agreement;

(viii)    any claim arising from any agreement listed on Section 7.1(a)(viii) of the Disclosure Schedule; or

(ix)    any Indebtedness or trade payables of the Company as of immediately prior to the Closing in excess of $10,000.

(b)    Each Company Stockholder shall individually (and not jointly) defend and indemnify the Buyer in respect of, and hold it harmless against and will compensate and reimburse the Buyer for, any and all Losses incurred or suffered by the Surviving Corporation or the Buyer or any Affiliate thereof (regardless of whether such Losses relate to any Third-Party Action) resulting from, relating to or constituting: (i) any inaccuracy in any representation or breach of any warranty of such Company Stockholder contained in Article III or in the Company Closing Certificate, whether as of the date of this Agreement or as of the Closing Date; (ii) any breach or nonperformance of (or noncompliance with) any covenant or agreement of such Company Stockholder contained in this Agreement; or (iii) any fraud, intentional or knowing misrepresentation or willful breach on the part of such Company Stockholder in connection with the transactions contemplated by this Agreement, but excluding any breach or alleged breach under the Consulting Agreement, which shall be resolved pursuant to the terms of the Consulting Agreement.

(c)    [intentionally omitted].

(d)    The right to indemnification, payment, reimbursement, or other remedy based upon any representation, warranty, covenant or obligation pursuant to this Section 7.1 will not be affected by any investigation conducted or any knowledge acquired at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of, or compliance with, such representation, warranty, covenant, or obligation.

(e)    Expressly subject to the conditions and limitations set forth in this Article VII, the Buyer shall defend and indemnify each of the Company Stockholders in respect of, and hold each of them harmless against and will compensate and reimburse each of the Company Stockholders for, any and all Losses incurred or suffered by any of them (regardless of whether such Losses relate to any Third-Party Action) resulting from, relating to or constituting:

(i)    any inaccuracy in any representation or breach of any warranty of the Buyer contained in Article II or in the Buyer Closing Certificate, whether as of the date of this Agreement or as of the Closing Date;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

(ii)    any breach or nonperformance of (or noncompliance with) any covenant or agreement of the Buyer or the Surviving Corporation contained in this Agreement to the extent required to be performed at or prior to the Closing;

(iii)    any fraud, intentional or knowing misrepresentation or willful breach on the part of the Buyer or the Surviving Corporation in connection with the transactions contemplated by this Agreement but excluding any breach or alleged breach under the Consulting Agreement, which shall be resolved pursuant to the terms of the Consulting Agreement; or

(iv)    any Third-Party Action against the Surviving Corporation in respect of a claim for which the Company Stockholders have no indemnification obligations to the Buyer pursuant to Section 7.1(a) or (b) above; provided, however, that for purposes of this Section 7.1(e)(iv) only, the representations and warranties of the Company and the Company Stockholders shall be deemed to survive indefinitely.

7.2    Indemnification Claims.

(a)    A Person entitled to indemnification under this Article VII (an “Indemnified Party”) shall give reasonably prompt written notification to any other Person obligated to indemnify the Indemnified Party (an “Indemnifying Party”) of the commencement, or threatened commencement, of any Third-Party Action that the Indemnified Party reasonably expects may result in a claim for indemnification pursuant to this Article VII. For purposes of notices and communications with respect to the Company Stockholders as potential indemnitees or indemnitors pursuant to this Article VII, “Indemnified Party” and “Indemnifying Party” shall mean the Company Stockholder Representative on behalf of the Company Stockholders. Such notification shall be given reasonably promptly after receipt by the Indemnified Party of notice of such Third-Party Action or threatened Action, and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such Third-Party Action and the amount of the claimed damages; provided, however, that no delay or failure on the part of the Indemnified Party in so notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure.

(b)    The Indemnifying Party shall be entitled, at its own and sole expense, to participate in any defense of such Third-Party Action. The Indemnified Party shall have the right in its sole and absolute discretion to control the defense of any Third-Party Action against the Indemnified Party and the Indemnified Party shall thereafter from time to time promptly provide to the Indemnifying Party copies of all pleadings filed and all orders issued in such Third-Party Action, and shall consult in good faith with the Indemnifying Party at reasonable periodic intervals on matters regarding the defense and potential settlement of such Third-Party Action. The Indemnified Party shall have the right to settle, adjust or compromise any such Third-Party

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

Action, subject to Indemnifying Party’s right to dispute its obligation to indemnify; provided, however, that except with the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, delayed or conditioned), no settlement of any such Third-Party Action with third-party claimants shall be determinative of any Losses relating to such matter.

(c)    In order to seek indemnification under this Article VII, the Indemnified Party shall, as promptly as reasonably practicable, deliver a Claim Notice to the Indemnifying Party.

(d)    Within twenty (20) business days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a response (a “Response”), in which the Indemnifying Party shall either: (i) agree that the Indemnified Party is entitled to receive the Claimed Amount or the Agreed Amount or (ii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount.

(e)    During the twenty (20)-business-day period following the delivery of a Response that reflects a Dispute, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such twenty (20)-business-day period, either Party may submit the Dispute to a court of competent jurisdiction in accordance with the terms of this Agreement. In the event of a violation of Section 7.1(a)(vii) or Section 7.1(b)(iii) by the Company or the Company Stockholders, which violation has been determined by a court or other competent judicial authority, in a final non-appealable order or decision, then the Indemnifying Party shall deliver to the Indemnified Party, promptly following the resolution of the Dispute (whether by mutual agreement, judicial decision or otherwise), payment of any amount required to be paid to the Indemnified Party consistent with the terms of the resolution of the Dispute, to the extent not satisfied via the forfeiture of the right to be issued Holdback Shares and, if applicable, the forfeiture and cancellation of Buyer Shares pursuant to Section 7.4.

(f)    The Company Stockholder Representative shall have full power and authority on behalf of each Company Stockholder to take any and all actions on behalf of, execute any and all instruments on behalf of, and execute or waive any and all rights of, the Company Stockholders under this Article VII. The Company Stockholder Representative shall have no liability to any Company Stockholder for any action taken or omitted on behalf of the Company Stockholders pursuant to this Article VII.

7.3    Survival of Representations and Warranties. Each Party’s representations and warranties in this Agreement shall survive the Closing and shall expire at 11:59 p.m., Eastern Time, on the date that is 18 months after the Closing Date; provided, however, that the representations and warranties contained in Sections, 2.5, 2.14, 2.15, 2.22, 3.6, 3.7, 3.8 and 3.9, shall survive until the date that is 24 months after the Closing Date; provided, further, that the representations and warranties contained in Sections 2.1, 2.2, 2.3, 2.4(a), 2.8, 2.10, 3.1, 3.2, 3.3, 3.10, 4.1, 4.2, 4.3, 4.4 and 4.5(a) shall survive until the date that is six (6) years after the Closing Date. If an Indemnified Party delivers to the Indemnifying Party, before expiration of a

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

representation or warranty, either a Claim Notice based upon a breach of such representation or warranty, or an Expected Claim Notice based upon a breach of such representation or warranty, then the applicable representation or warranty shall survive until, but only for purposes of, the resolution of any claims arising from or related to the matter covered by such notice. Except as provided above with respect to indemnification obligations under Section 7.1(a)(v), nothing in this Section 7.3 shall be construed to limit the survival of covenants, agreements and obligations that by their terms are to be performed or observed after the Merger 1 Effective Time or for which another time period is specified in this Agreement.

7.4    Limitations and Related Matters.(a) (a) The exclusive source for the recovery of any Losses for which the Buyer is entitled to indemnification under Section 7.1 (other than Section 7.1(a)(v), Section 7.1(a)(vii), Section 7.1(a)(viii), and Section 7.1(b)(iii)) shall be expressly limited to the forfeiture and cancellation of any Holdback Shares issuable to the Company Stockholders pursuant to this Agreement (and recovery of an amount equal to any proceeds received by any Company Stockholder in respect of the sale, transfer or other disposition thereof (assuming for all purposes that the proceeds per share are equal to the Buyer Share Value)).

(b)    For purposes of determining the number of Buyer Shares that the Buyer may be entitled to recover pursuant to this Article VII, each Buyer Share shall be deemed to have a value equal to Buyer Share Value, and the number of shares recoverable shall be rounded down to the nearest whole share.

(c)    [intentionally omitted].

(d)    Other than for claims involving fraud, intentional or knowing misrepresentation or willful breach of this Agreement, but excluding any breach or alleged breach under the Consulting Agreement, which shall be resolved pursuant to the terms of the Consulting Agreement, and subject to the provisions of Section 10.13, from and after the Closing, the remedies set forth in this Article VII shall be the sole and exclusive remedies of the Parties with respect to any breach of the respective representations, warranties, covenants and agreements pursuant to this Agreement or otherwise arising in connection with the transactions contemplated by this Agreement, including the enforcement, interpretation or negotiation of this Agreement. For clarification purposes only, no Company Stockholder shall have any personal or individual liability to Buyer or any other Person under this Agreement, except for the Company Stockholder indemnification obligations to Buyer under this Article VII, as expressly limited by this Section 7.4.

(e)    Nothing in this Section 7.4 shall be construed to limit the Parties’ rights under Section 10.13. No Company Stockholder shall have any right of contribution against the Company or the Surviving Corporation with respect to any breach by the Company of any of its representations, warranties, covenants or agreements.

7.5    Tax Treatment of Indemnification Payments. All amounts paid under this Article VII shall be treated as adjustments to the purchase price for all Tax purposes unless otherwise required by Law.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

ARTICLE VIII

TERMINATION

8.1    Termination of Agreement. The Parties may terminate this Agreement prior to the Closing (whether before or after the Requisite Stockholder Approval), as provided below:

(a)    the Parties may terminate this Agreement by mutual written consent;

(b)    the Buyer may terminate this Agreement by giving written notice to the Company in the event the Company is in breach of any representation, warranty or covenant contained in this Agreement, and such breach (i) individually or in combination with any other such breach, would cause the conditions set forth in Section 6.1(c) or Section 6.1(d) not to be satisfied and (ii) is not cured within 10 days following delivery by the Buyer to the Company of written notice of such breach;

(c)    the Company may terminate this Agreement by giving written notice to the Buyer in the event the Buyer, Merger Sub 1 or Merger Sub 2 is in breach of any representation, warranty or covenant contained in this Agreement, and such breach (i) individually or in combination with any other such breach, would cause the conditions set forth in Section 6.2(a) or Section 6.2(b) not to be satisfied and (ii) is not cured within 10 days following delivery by the Company to the Buyer of written notice of such breach;

(d)    the Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before the date that is forty-five (45) days after the date of this Agreement, by reason of the non-satisfaction of any condition precedent under Section 6.1 (unless the non-occurrence of the Closing results primarily from a breach or nonperformance by the Buyer, Merger Sub 1 or Merger Sub 2 of any representation, warranty, covenant or agreement contained in this Agreement);

(e)    the Buyer may terminate this Agreement if the Company shall have failed to deliver evidence of the satisfaction of the condition set forth in Section 6.1(a) within four (4) hours after the execution and delivery of this Agreement; or

(f)    the Company may terminate this Agreement by giving written notice to the Buyer if the Closing shall not have occurred on or before the date that is forty-five (45) days after the date of this Agreement, by reason of the non-satisfaction of any condition precedent under Section 6.2 (unless the non-occurrence of the Closing results primarily from a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement).

8.2    Effect of Termination. If any Party terminates this Agreement pursuant to Article IX, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for intentional breaches of this Agreement prior to such termination).

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

ARTICLE IX

CERTAIN DEFINITIONS

Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings set forth below:

“Affiliate” shall mean any affiliate, as defined in Rule 12b-2 under the Exchange Act.

“Agreed Amount” shall mean part, but not all, of the Claimed Amount.

“Agreement” shall have the meaning set forth in the first paragraph of this Agreement.

“Allocation Schedule” shall mean the schedule identified as Schedule A in the Disclosure Schedules, which sets forth (i) the name and address of each Company Stockholder, (ii) the number of Company Shares held by such Company Stockholder, (iii) the number of Closing Shares allocable to such Company Stockholder, (iv) the number of Holdback Shares allocable to such Company Stockholder, (v) the proportion of each Milestone Payment allocable to such Company Stockholder, and (vi) the proportion of each Royalty Payment allocable to such Company Stockholder.

“Arbitrator” shall have the meaning set forth in Section 10.12.

“Articles of Association” shall mean the articles of association of the Buyer, as amended and restated.

“Buyer Capital Shares” shall mean the ordinary shares of the Buyer with a nominal value of $0.00003881 per ordinary share; provided that if the Buyer has experienced a Change of Control, then Buyer Capital Shares shall mean the shares of capital stock, membership interests or similar equity securities in the entity that is the successor-in-interest of the Buyer following such Change of Control.

“Buyer Closing Certificate” shall mean a certificate to the effect that each of the conditions specified in Section 6.2(a) through Section 6.2(c) is satisfied in all respects.

“Buyer Covered Person” means, with respect to the Buyer as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

“Buyer Material Adverse Effect” shall mean any material adverse change, event, circumstance, occurrence, state of facts or development that, individually or in the aggregate with all other changes, events, circumstances, occurrences, states of facts or developments occurring prior to the determination of a Buyer Material Adverse Effect, has a material adverse effect on, (i) the business, assets, prospects, Intellectual Property, liabilities, capitalization, condition (financial or other), or results of operations of the Buyer and its Subsidiaries, taken as a whole, or (ii) the ability of the Buyer, Merger Sub 1 or Merger Sub 2 to consummate the transactions contemplated hereby; provided, however, that any adverse effects attributable to any

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

of the following as they relate to the Buyer shall not be deemed to constitute, and the following shall not be taken into account in determining whether there has been or will be, a Buyer Material Adverse Effect: (a) changes after the date of this Agreement in conditions affecting the industries in which the Buyer or any of its Subsidiaries participates or the U.S. economy or financial markets as a whole (other than those that disproportionately affect the Buyer and its Subsidiaries, taken as a whole); (b) compliance by the Buyer with the terms of, or the taking of any action required by, this Agreement, or otherwise taken by the Buyer at the Company’s or any Company Stockholder’s express written direction; (c) any change in GAAP or applicable Laws (or interpretation thereof); and (d) any acts of God, calamities, acts of war or terrorism, or national or international political or social conditions.

“Buyer Shares” shall mean the Buyer Capital Shares issuable to the Company Stockholders pursuant to this Agreement.

“Buyer Share Value” shall mean: (i) if the Buyer Shares are not publicly traded on a national securities exchange, the fair market value as determined in good faith by the Company’s Board of Directors and (ii) if the Buyer Shares are publicly traded on a national securities exchange, the average three (3) day closing price per Buyer Share for the three (3) days immediately prior to the date of determination of value as reported by such national securities exchange, in all cases, as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof.

“CERCLA” shall mean the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“Certificate of Incorporation” shall mean the certificate of incorporation of the Company, Merger Sub 1 or Merger Sub 2, as the context requires, and as amended or restated.

“Certificate of Merger 1” shall mean the certificate of merger or other appropriate documents prepared and executed in accordance with Section 251(c) of the Delaware General Corporation Law to effect Merger 1.

“Certificate of Merger 2” shall mean the certificate of merger or other appropriate documents prepared and executed in accordance with Section 251(c) of the Delaware General Corporation Law to effect Merger 2.

“Change of Control” shall mean any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Buyer, (ii) any merger or consolidation of the Buyer into or with another person or entity (other than a merger or consolidation effected with an Affiliate of the Buyer or to change the Buyer’s domicile), or any other corporate reorganization, in which the shareholders of the Buyer in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Buyer’s (or the surviving or successor entity’s) outstanding voting power on a fully-diluted basis immediately after such merger, consolidation or reorganization; or (iii) any sale or other transfer by the shareholders in which the shareholders

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

of the Buyer in their capacity as such immediately prior to such sale or transfer own less than a majority of the Buyer’s (or the surviving or successor entity’s) outstanding voting power on a fully-diluted basis immediately after such sales or transfer.

“Claim Notice” shall mean a written notification which contains (i) a description of the Losses incurred or reasonably expected to be incurred by the Indemnified Party and the Claimed Amount of such Losses, to the extent then known, (ii) a statement that the Indemnified Party is entitled to indemnification under Article VII for such Losses and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Losses.

“Claimed Amount” shall mean the amount of any Losses incurred or reasonably expected to be incurred by the Indemnified Party.

“Closing” shall mean the closing of the transactions contemplated by this Agreement.

“Closing Date” shall mean the first date on which all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby (excluding the delivery at the Closing of any of the documents set forth in Article VI) are satisfied or waived, or such other date as may be mutually agreeable to the Parties.

“Company” shall mean Vector Neurosciences Inc., a/k/a and f/k/a “Vector Neurosciences LLC”, a Delaware corporation, provided that no references to the “Company” shall be deemed or interpreted to be a reference to Neurologix, except as otherwise expressly stated.

“Company Closing Certificate” shall mean a certificate to the effect that each of the conditions specified in Section 6.1(a) through Section 6.1(e) is satisfied in all respects.

“Company Debt” shall mean the aggregate amount of (i) any Indebtedness of the Company, (ii) any guaranties or arrangements having the economic effect of a guaranty by the Company of any Indebtedness of any other Person, and (iii) any accrued interest or penalties on any of the foregoing.

“Company Intellectual Property” shall mean the Company Owned Intellectual Property and the Company Licensed Intellectual Property.

“Company Licensed Intellectual Property” shall mean all Intellectual Property that is licensed to the Company by any third party or that the Company is otherwise permitted by any third party to use.

“Company Material Adverse Effect” shall mean any material adverse change, event, circumstance, occurrence, state of facts or development that, individually or in the aggregate with all other changes, events, circumstances, occurrences, states of facts or developments occurring prior to the determination of a Company Material Adverse Effect, has a material adverse effect on, (i) the business, assets, prospects, Intellectual Property, liabilities, capitalization, condition (financial or other), or results of operations of the Company, taken as a

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

whole, or (ii) the ability of the Company to consummate the transactions contemplated hereby; provided, however, that any adverse effects attributable to any of the following as they relate to the Company shall not be deemed to constitute, and the following shall not be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (a) changes after the date of this Agreement in conditions affecting the industries in which the Company participates or the U.S. economy or financial markets as a whole (other than those that disproportionately affect the Company); (b) compliance by the Company with the terms of, or the taking of any action required by, this Agreement, or otherwise taken by the Company at the Buyer’s express written direction; (c) any change in GAAP or applicable Laws (or interpretation thereof); and (d) any acts of God, calamities, acts of war or terrorism, or national or international political or social conditions.

“Company Owned Intellectual Property” shall mean all Intellectual Property owned or purported to be owned by the Company, in whole or in part.

“Company Registrations” shall mean, collectively, all Company Owned Intellectual Property that is Registered.

“Company Shares” shall mean the shares of common stock, $0000100000 par value per share, of the Company.

“Company Stockholders” shall mean the holders of record of the Company Shares outstanding immediately prior to the Merger 1 Effective Time.

“Consulting Agreement” shall have the meaning set forth in Section 6.1(l).

“Contract Dispute” shall have the meaning set forth in Section 10.11.

“Contract Dispute Notice” shall have the meaning set forth in Section 10.12.

“Covered Products” means the GAD Products and the IP-related Covered Products.

“Dispute” shall mean the dispute resulting if the Indemnifying Party in a Response disputes the Indemnifying Party’s liability for all or part of the Claimed Amount.

“Dissenters’ Rights Statute” shall mean Section 262 of the Delaware General Corporation Law.

“Employee Benefit Plan” shall mean (a) all employee benefit plans as defined in Section 3(3) of ERISA; and (b) all other pension, retirement, group insurance, severance pay, stay or retention bonus, deferred compensation, excess or supplemental benefit, vacation, stock, stock option, equity-based compensation, phantom stock, plant closing benefits, patent award programs, salary continuation or insurance for disability, consulting, or other compensation arrangements, workers’ compensation, fringe benefit and incentive plans, programs, or arrangements, life insurance, tuition reimbursement or scholarship programs, employee discount programs, meals, travel, or vehicle allowances, any plans subject to Section 125 of the Internal

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

Revenue Code and any plans providing benefits or payments in the event of a change of control, change in ownership or effective control, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof which pertain to any current or former employee, director, officer or independent contractor of the Company and as to which the Company is a sponsor, a party or by which it is bound or with respect to which the Company has or may have any liability.

“Environmental Law” shall mean any Law relating to the environment, occupational health and safety, or exposure of Persons or property to Materials of Environmental Concern, including any statute, regulation, administrative decision or order pertaining to: (i) the presence of or the treatment, storage, disposal, generation, transportation, handling, distribution, manufacture, processing, use, import, export, labeling, recycling, registration, investigation or remediation of Materials of Environmental Concern or documentation related to the foregoing; (ii) air, water or noise pollution; (iii) surface water, groundwater or soil contamination; (iv) the release, threatened release, or accidental release of Materials of Environmental Concern, including emissions, discharges, injections, spills, escapes or dumping of Materials of Environmental Concern; (v) transfer of interests in or control of real property which may be contaminated; (vi) community or worker right-to-know disclosures with respect to Materials of Environmental Concern; (vii) the protection of wild life, marine life and wetlands, and endangered and threatened species; and (viii) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles. As used above, the term “release” shall have the meaning set forth in CERCLA.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean any entity that is, or at any applicable time was, a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Internal Revenue Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Internal Revenue Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Internal Revenue Code or the regulations under Section 414(o) of the Internal Revenue Code), any of which includes or included the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Expected Claim Notice” shall mean a notice that, as a result of a Legal Proceeding instituted by or written claim made by a third party, the Indemnified Party reasonably expects to incur Losses for which it is entitled to indemnification under Article VII.

“FDA” means the United States Food and Drug Administration and any successor thereto.

“First Commercial Sale” means, with respect to any country, the first sale of a GAD Product to a third party purchaser after Regulatory Approval is granted with respect to such country for such GAD Product.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

“Foreclosure Action” means, collectively, (i) the auction of certain assets formerly owned by Neurologix on April 14, 2016, (ii) the second auction of certain intellectual property assets formerly owned by Neurologix on July 13, 2016, and (iii) the acquisition of such assets by the Company through the exercise by the Company of its right, as a secured creditor, to credit bid at each foregoing auction.

“EMA” means the European Medicines Agency and any successor thereto.

“GAD Products” means any products produced by the Buyer or its Affiliates (directly or through any third party contract manufacturers) that uses the adeno-associated virus gene therapy encoding glutamic acid decarboxylase (formerly known as NLX-P101) for the treatment of Parkinson’s disease that was previously under development by Neurologix.

“GAAP” shall mean United States generally accepted accounting principles, consistently applied.

“Government Contract” shall mean any prime contract or subcontract between the Company and any Governmental Entity, any prime contractor to a Governmental Entity or any subcontractor to any such Governmental Entity or prime contractor.

“Governmental Entity” shall mean any domestic or foreign court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency.

“Hill Records” means the documents and records, and any equipment and other tangible personal property, formerly owned by Neurologix and held in storage at Hill Archive in West Berlin, New Jersey.

“Indebtedness” shall mean, without duplication, with respect to any Person (i) all obligations for borrowed money or extensions of credit (including bank overdrafts and advances), (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the Ordinary Course of Business, (iv) all obligations as lessee capitalized in accordance with GAAP, (v) all obligations of others secured by a Security Interest on any asset, whether or not such obligations are assumed, (vi) all obligations, contingent or otherwise, directly or indirectly guaranteeing any obligations of any other Person, all obligations to reimburse the issuer in respect of letters of credit or under performance or surety bonds, or other similar obligations, (vii) all obligations in respect of bankers’ acceptances and under reverse repurchase agreements, and (viii) all obligations in respect of futures contracts, swaps, other financial contracts and other similar obligations (determined on a net basis as if such contract or obligation was being terminated early on such date).

“Intellectual Property” shall mean all of the following throughout the world and all rights therein and thereto: (i) Patent Rights; (ii) Trademarks and all goodwill in the Trademarks; (iii) copyrights, designs, data and database rights and registrations and applications for registration thereof, including moral rights of authors; (iv) inventions, invention disclosures,

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

statutory invention registrations, trade secrets and confidential business information, know-how, manufacturing and product processes and techniques, research and development information, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, whether patentable or nonpatentable, whether copyrightable or noncopyrightable and whether or not reduced to practice; (v) computer software and (vi) all other intellectual property and proprietary rights recognized in any country or jurisdictions in the world, including proprietary rights relating to any of the foregoing (including remedies against infringement thereof and rights of protection of interest therein under the Laws of all jurisdictions).

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended.

“Intermediate Surviving Corporation” shall mean the Company, as the surviving corporation in Merger 1.

“IP-related Covered Products” means any products (other than the GAD Products) produced by the Buyer or its Affiliates (directly or through any third party contract manufacturers) that (a) uses or incorporates adeno-associated virus gene therapy encoding glutamic acid decarboxylase to treat a disease other than Parkinson’s disease; or (b) (i) uses any of the Intellectual Property listed on Exhibit C, and (ii) is covered by a Valid Claim.

“JAMS” shall have the meaning set forth in Section 10.12.

“knowledge” with respect to the Company and the Company Stockholders, and in the context of phrases such as “to the knowledge of the Company,”, “to the knowledge of the Company Stockholders”, “the Company is not aware”, “the Company has no knowledge” or any phrase of similar import, shall be deemed to refer to the actual knowledge of each of Michael G. Kaplitt, Matthew During and Stephen B. Kaplitt, after (a) performing a reasonable review of the books, records, files, email and other correspondence and other documents and information of the Company to which such Person has access or such other documents and information expressly specified in this Agreement and (b) consultation with the Company’s outside advisors; provided, however, that with respect to clause (a), the Parties acknowledge that (i) no inspection of the Hill Records has been undertaken by Michael G. Kaplitt, Matthew During or Stephen B. Kaplitt, (ii) no such inspection by the Company Stockholders is required by the Buyer for purposes of this Agreement, and (iii) except for any actual knowledge held by Michael G. Kaplitt, Matthew During and Stephen B. Kaplitt, neither the Company nor the Company Stockholders shall be deemed to have “knowledge” of any matter solely because such information is contained in the Hill Records.

“knowledge” with respect to the Buyer, Merger Sub 1 and Merger Sub 2, and in the context of phrases such as “to the knowledge of Buyer,”, “the Buyer is not aware”, “the Buyer has no knowledge” or any phrase of similar import, shall be deemed to refer to the actual knowledge of Alexandria Forbes and Rich Giroux after (a) performing a reasonable review of the books, records, files, email and other correspondence and other documents and information of the Buyer, Merger Sub 1 and Merger Sub 2 to which such Person has access or such other documents and information expressly specified in this Agreement and (b) consultation with the Buyer’s, Merger Sub 1’s and Merger Sub 2’s outside advisors.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

“Law” shall mean any applicable domestic or foreign law, order, judgment, rule, code, statute, regulation, requirement, variance, decree, writ, injunction, award, ruling, Permit or ordinance of any Governmental Entity, including the common law and any applicable stock exchange rule or requirement.

“Legal Proceeding” shall mean any action, audit, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator.

“Losses” shall mean any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, known or unknown, or due or to become due, or otherwise), judgments, monetary damages, Taxes, fines, fees, penalties, interest obligations, deficiencies, expenses (including amounts paid in settlement, interest, court costs, reasonable costs of investigators, reasonable fees and expenses of attorneys, accountants, financial advisors and other experts, and other reasonable expenses of litigation, arbitration or other dispute resolution proceedings relating to a Third-Party Action or an indemnification claim under Article VII), but excluding any punitive, incidental, consequential, special or, indirect damages or damages relating to diminution in value or lost profits, unless paid or payable to a third party.

“Materials of Environmental Concern” shall mean any: pollutants or contaminants (as such terms are defined under the Clean Water Act, 33 U.S.C. Section 401 et seq.) or hazardous substances (as such terms are defined under CERCLA), pesticides (as such term is defined under the Federal Insecticide, Fungicide and Rodenticide Act), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), chemicals, other hazardous, radioactive or toxic materials, oil, petroleum and petroleum products (and fractions thereof), listed or subject to regulation under any Law, statute, rule, regulation, order, Permit, or directive due to its potential, directly or indirectly, to harm the environment or the health of humans or other living beings.

“Merger 1 Effective Time” shall mean the time at which Merger Sub 1 files the Certificate of Merger 1 with the Secretary of State of the State of Delaware.

“Merger 2 Effective Time” shall mean the time at which Merger Sub 2 files the Certificate of Merger 2 with the Secretary of State of the State of Delaware.

“Net Sales” means the gross amount received or receivable by Buyer (or any Affiliate, assignee or licensee of Buyer) for sales of a GAD Product to a third party purchaser, less the following to the extent included in such sale or otherwise actually allowed or incurred with respect to such sales: (a) discounts, including cash, trade and quantity discounts, price reduction programs, retroactive price adjustments with respect to sales of a GAD Product, charge-back payments and rebates granted to managed health care organizations or to federal, state and local governments (or their respective agencies, purchasers and reimbursers) or to trade customers, including but not limited to, wholesalers and chain and pharmacy buying groups, provided that

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

all of the foregoing shall be (i) negotiated and offered on an arm’s length basis in accordance with the Buyer’s customary business practices, (ii) offered on terms that are customary or usual for the relevant industry or product market, and (iii) otherwise permitted by applicable law; (b) credits or allowances for rejections or returns of GAD Products, including for recalls or damaged goods; (c) freight, postage, shipping and insurance charges for delivery of GAD Products, to the extent billed and paid; (d) customs duties, surcharges and other governmental charges incurred in connection with the exportation or importation of a GAD Product; (e) costs due to the factoring of receivables; (f) any write-downs or bad debts for uncollected receivables; and (g) taxes, duties or other governmental charges levied on, absorbed or otherwise imposed on sale of GAD Products, including value-added taxes, or other governmental charges otherwise measured by the billing amount, when included in billing, as adjusted for rebates and refunds, but specifically excluding taxes based on net income of the seller; in each case, only if the foregoing deductions are customary and reasonable, and are calculated in accordance with GAAP, consistently applied.

For sake of clarity and avoidance of doubt, sales by the Buyer of a GAD Product to a third party distributor of such GAD Product in a given country will be considered a sale to a third party purchaser. Any GAD Products that are: used (but not sold for consideration) for promotional or advertising purposes (including free samples); used for clinical or other research purposes; or supplied as part of a compassionate use program (or other program for providing a GAD Product before it has received Regulatory Approval in a country), will in each case not be considered in determining Net Sales hereunder.

If a GAD Product is sold as a combined product or service, Net Sales, for purposes of determining royalty payments on such GAD Product, will be calculated by multiplying the Net Sales of the combined product or service by the fraction A/A+B, in which A is the gross selling price (in the applicable country) of the GAD Product portion of the combined product or service when such GAD Product is sold separately during the applicable accounting period in which the sales of the combined product were made, and B is the gross selling price (in the applicable country) of the other products or services, as the case may be, of the combined product and/or service sold separately during the accounting period in question. All gross selling prices of the components of the combined product or service will be calculated as the average gross selling price of the components during the applicable accounting period for which the Net Sales are being calculated.

In any country, if no separate sale of either such above-designated GAD Product or such above designated elements of the end-user product and/or service are made during the accounting period in which the sale was made, or if gross retail selling price for an active functional element, component or service, as the case may be, cannot be determined for an accounting period, Net Sales allocable to the GAD Product in each such country will be determined by Buyer in good faith based on an equitable method of determining same that takes into account, on a country-by-country basis, variations in potency, the relative contribution of each active agent, component or service, as the case may be, in the combination, and relative value to the end user of each active agent, component or service, as the case may be.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

“Neurologix” means Neurologix, Inc., a Delaware corporation.

“Neurologix Assets” means all assets (including all Intellectual Property and the Hill Records) formerly owned by Neurologix that were acquired by the Company pursuant to the Foreclosure Action.

“Neurologix Bankruptcy Schedules” means the schedules listing assets, liabilities and creditors in the Neurologix bankruptcy case filed in Delaware (Case No.12-10936 (CSS)) and attached at Annex 2.12 of the Disclosure Schedule.

“Ordinary Course of Business” shall mean the ordinary course of business consistent with past practice (including with respect to general timing, frequency and amount).

“Patent Rights” shall mean all patents, patent applications (including provisional patent applications), utility models, design registrations and certificates of invention and other governmental grants for the protection of inventions or industrial designs (including all related continuations, continuations-in-part, divisionals, reissues and reexaminations).

“Permits” shall mean all permits, licenses, registrations, certificates, orders, approvals, franchises, variances, waivers and similar rights issued by or obtained from any Governmental Entity (including those issued or required under Environmental Laws).

“Person” shall mean a natural person, partnership (general or limited), corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

“Reasonable Best Efforts” shall mean best efforts, to the extent commercially reasonable.

“Registered” shall mean issued by, registered with, renewed by or the subject of a pending application before any Governmental Entity or Internet domain name registrar.

“Regulatory Approval” means, with respect to a Covered Product, receipt or issuance of all approvals, licenses, registrations, clearances and authorizations by the FDA or EMA necessary to lawfully market and sell such GAD Product in the United States or Europe, as applicable.

“Royalty” and “Royalties,” shall mean periodic payments to the Company Stockholders in the nature of royalties, calculated as a percentage of Net Sales of GAD Products, provided that such payments shall be payable to the Company Stockholders only to the extent the Buyer actually receives payments or proceeds on such Net Sales.

“Royalty Term” means, as to the GAD Products, the period beginning on the First Commercial Sale of such GAD Product in any country in the world and ending upon the 10th anniversary of the Buyer’s receipt of Net Sales in respect of such First Commercial Sale of such GAD Product in such country.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Interest” shall mean any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), except that, for purposes of this Agreement (other than Article III), the following shall not constitute “Security Interests”: (i) all statutory or other liens for current Taxes or assessments which are not yet due and payable; (ii) all landlords’, workmen’s, repairmen’s, warehousemen’s and carriers’ liens and other similar liens imposed by Law, incurred in the Ordinary Course of Business; (iii) all Laws and judgments, orders, decrees, stipulations or injunctions; and (iv) all pledges or deposits in connection with workers compensation, unemployment insurance and other social security legislation.

“Shareholder Agreement” means the Shareholder Agreement, dated as of June 7, 2018, between Buyer, and the individual shareholders party thereto.

“Subsidiary” shall mean any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which the Company (or another Subsidiary) holds stock or other ownership interests representing (a) more than 50% of the voting power of all outstanding stock or ownership interests of such entity or (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

“Surviving Corporation” shall mean Merger Sub 2, as the surviving corporation in Merger 2.

“Taxes” shall mean any and all taxes, charges, fees, duties, contributions, levies or other similar assessments or liabilities in the nature of a tax, including income, gross receipts, corporation, ad valorem, premium, value-added, net worth, capital stock, capital gains, documentary, recapture, alternative or add-on minimum, disability, registration, recording, excise, real property, personal property, sales, use, license, lease, service, service use, transfer, withholding, employment, unemployment, insurance, social security, national insurance, business license, business organization, environmental, workers compensation, payroll, profits, severance, stamp, occupation, escheat, windfall profits, customs duties, franchise, estimated and other taxes of any kind whatsoever imposed by the United States of America or any state, local or foreign government, or any agency or political subdivision thereof, and any interest, fines, penalties, assessments or additions to tax imposed with respect to such items or any contest or dispute thereof.

“Tax Returns” shall mean any and all reports, returns (including information returns), declarations, or statements relating to Taxes, including any schedule or attachment thereto and any related or supporting workpapers or information with respect to any of the foregoing, including any amendment thereof filed with or submitted to any Governmental Entity in connection with the determination, assessment, collection or payment of Taxes or in connection with the administration, implementation or enforcement of or compliance with any legal

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

requirement relating to any Tax, and including, for the avoidance of doubt, U.S. Department of the Treasury Form TD F 90-22.1.

“Third-Party Action” shall mean any lawsuit or Legal Proceeding by a Person other than a Party for which indemnification may be sought by a Party under Article VII.

“Trademarks” shall mean all trademarks and service marks, logos, Internet domain names, corporate names, doing business designations and other indicia of commercial source or origin (whether registered, common law, statutory or otherwise), together with all goodwill associated therewith, and all registrations and applications for registration of the foregoing.

“Valid Claim” means a claim in an issued patent listed on Exhibit C that has not: (a) expired or been canceled; (b) been declared invalid by an unreversed and unappealable or unappealed decision of a court or other appropriate body of competent jurisdiction; (c) been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise; or (d) been abandoned.

ARTICLE X

MISCELLANEOUS

10.1    Press Releases and Announcements. Neither the Company (prior to the Closing) nor any Company Stockholder shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer. The Buyer shall give the Company Stockholder Representative a reasonable opportunity to review the press release initially announcing the Closing prior to the issuance thereof, and the Buyer shall give reasonable consideration to any comments of the Company Stockholder Representative relating to such press release if such comments are received by the Buyer within 24 hours of providing a draft of such press release to the Company Stockholder Representative.

10.2    Further Assurances; Post-Closing Cooperation. At any time or from time to time after the Closing, at the request of any Party, the other Parties shall execute and deliver to the requesting Party such other documents and instruments, provide such materials and information and take such other actions as the requesting Party may reasonably request to consummate the transactions contemplated by this Agreement and otherwise to cause the other Party or Parties to fulfill its or their respective obligations under this Agreement and the transactions contemplated hereby.

10.3    Third-Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of the Parties and their respective successors or permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person.

10.4    Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings,

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof; provided, however, that the Sections entitled “Exclusivity” and “Confidentiality” pursuant to that certain term sheet, dated June 28, 2016, between the Company and the Buyer shall survive until the Merger 1 Effective Time, at which time it shall terminate.

10.5    Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign any of its rights or delegate any of its obligations hereunder without the prior written approval of the other Parties; provided that Merger Sub 1 and Merger Sub 2 may assign its rights, interests and obligations hereunder to an Affiliate of the Buyer without the consent of any Party. For the avoidance of doubt, the Buyer or the Surviving Corporation may, without the consent of any Party, (a) assign all or any part of its rights or obligations hereunder to any Person (whether or not an Affiliate of the Buyer) in connection with a merger or consolidation of the Buyer or the sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Buyer and (b) grant licenses of the Covered Product to Buyer’s Affiliates or any Third Parties. Any purported assignment of rights or delegation of performance obligations in violation of this Section 10.5 is void.

10.6    Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

10.7    Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

10.8    Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four (4) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, or on the same business day (if sent before 2 p.m. local time in the time zone of the recipient’s physical address (as specified below) and otherwise on the next business day) if sent by fax with electronic or telephonic confirmation of receipt, in each case to the intended recipient as set forth below:

If to the Company (prior to the Closing)

or to the Company Stockholder

Representative or any Company

Stockholder:

Stephen B. Kaplitt

[contact information]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

If to the Buyer, Merger Sub 1 or Merger Sub 2 or
(after the Closing) the Company:

MeiraGTx Holdings plc

430 East 29th Street, 10th Floor

New York, NY 10016

Attn: Richard Giroux

Tel: (646) 490-2971
Email: rich@meiragtx.com

With a copy (which shall not constitute notice) to:

Latham & Watkins LLP

John Hancock Tower

200 Clarendon Street

Boston, MA 02116

Attention: Peter N. Handrinos, Esq.

Tel: (617) 948-6060

Fax: (617) 948-6001

Email: Peter.Handrinos@lw.com

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, or ordinary mail), but no such notice, request, demand, claim or other communication that is given by such other means shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. In addition, any notice, request, demand, claim or other communication hereunder delivered by email and acknowledged by reply email from the recipient shall be deemed to be effective delivery hereunder. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

10.9    Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Closing; provided, however, that any amendment effected subsequent to the Requisite Stockholder Approval shall be subject to any restrictions contained in the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

10.10    Severability; Invalid Provisions. If any provision of this Agreement is finally judicially determined to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

10.11    Governing Law. This Agreement (and all claims, grievances, demands, controversies, causes of action or disputes of any nature whatsoever (including, but not limited to, tort and contract claims, and claims upon any law, statute, order, or regulation (“Contract Disputes”)), shall be governed in all respects, including validity, interpretation, and effect, by and construed in accordance with the internal Laws of the State of Delaware without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Delaware.

10.12    Arbitration. It is understood and agreed between the parties hereto that any and all Contract Disputes, arising out of, in connection with, or in relation to (a) this Agreement, or (b) questions of arbitrability under this Agreement, shall be resolved by final, binding, nonjudicial arbitration in accordance with the Federal Arbitration Act, 9 U.S.C. Section 1, et seq. pursuant to the following procedures:

(a)    Any party may send another party or parties written notice identifying the matter in dispute and invoking the procedures of this Section (the “Contract Dispute Notice”). Within 14 days from delivery of the Dispute Notice, each party involved in the dispute shall meet at a mutually agreed location in New York, New York, for the purpose of determining whether they can resolve the dispute themselves by written agreement, and, if not, whether they can agree upon an impartial third-party arbitrator (the “Arbitrator”) to whom to submit the matter in dispute for final and binding arbitration.

(b)    If such parties fail to resolve the dispute by written agreement or agree on the Arbitrator within the later of fourteen (14) days from any such initial meeting or within thirty (30) days from the delivery of the Dispute Notice, any such party may make written application to the Judicial Arbitration and Mediation Services (“JAMS”), in New York, New York for the appointment of a single Arbitrator to resolve the dispute by arbitration. At the request of JAMS the parties involved in the dispute shall meet with JAMS at its offices within ten (10) days of such request to discuss the dispute and the qualifications and experience which each party respectively believes the Arbitrator should have; provided, however, that the selection of the Arbitrator shall be the exclusive decision of JAMS and shall be made within thirty (30) days of the written application to JAMS. The Arbitrator shall be a disinterested party.

(c)    Within thirty (30) days of the selection of the Arbitrator, the parties involved in the dispute shall meet in New York, New York with such Arbitrator at a place and time designated by such Arbitrator after consultation with such parties and present their respective positions on the dispute. Each party shall have no longer than one day to present its position, the entire proceedings before the Arbitrator shall be no more than three consecutive days, and the decision of the Arbitrator shall be made in writing no more than thirty (30) days following the end of the proceeding. Such an award shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration decision in any court having jurisdiction and venue over such parties. The parties shall bear their own legal fees and expenses, and shall share equally fees and expenses of the Arbitrator and JAMS, regardless of the outcome. The non-prevailing party or parties (as determined by the Arbitrator) shall pay the

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

Arbitrator’s fees. Except as may be required by applicable law (or as required to enter and enforce the judgment in court), no party (or its representative, witnesses or arbitrators) may disclose the existence, content or result of any arbitration under this Agreement without the prior written consent of the other party (or parties) involved in such arbitration.

10.13    Specific Performance. The Parties hereto agree that irreparable damage would occur to the Parties in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction without the requirement of posing a bond or other security, this being in addition to any other remedy to which the Parties are entitled at law or in equity.

10.14    Construction.

(a)    The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(b)    Any reference to any federal, state, local or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

(c)    Any reference to any Article, Section or paragraph shall be deemed to refer to an Article, Section or paragraph of this Agreement, unless the context clearly indicates otherwise.

(d)    The Parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any Party but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentem.

(e)    Unless the context of this Agreement otherwise requires, (i) words of either gender or the neuter include the other gender and the neuter, (ii) words using the singular number also include the plural number and words using the plural number also include the singular number, (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement as a whole and not to any particular Article, Section or other subdivision, (iv) the terms “Article” or “Section” or other subdivision refer to the specified Article, Section or other subdivision of the body of this Agreement, (v) the words “include,” “includes,” “including” and other similar words shall be deemed to be followed by the phrase “but not limited to,” (vi) when a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated, (vii) for any document or other item to have been “made available” heretofore or prior to the execution or date of this

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

Agreement such document or other item must be deposited at least twenty-four (24) hours prior to the date hereof (or if deposited more recently, provided notice of such deposit and a copy of thereof was given to the Buyer) into the data room heretofore established by the Company with written notice of such deposit and a copy of such deposit was made to the Buyer and (viii) all references to “dollars” or “$” shall mean United States dollars. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP, unless otherwise expressly stated. When used herein, the terms “Party” or “Parties” refer to the Buyer, Merger Sub 1 and Merger Sub 2, on the one hand, and the Company, on the other hand, and the terms “third party,” “third-party” or “third parties” refers to Persons other than the Buyer, Merger Sub 1 and Merger Sub 2, on the one hand, and the Company, on the other hand.

(f)    The drafting and negotiation of the representations, warranties, covenants and conditions to the obligations of the Company, the Buyer, Merger Sub 1 and Merger Sub 2 herein reflect compromises, and certain provisions may overlap with other provisions or may address the same or similar subject matters in different ways or for different purposes. It is the intention of the Parties that, to the extent possible, unless provisions are by their terms mutually exclusive and effect cannot be given to both or all such provisions, (i) the representations, warranties, covenants and closing conditions in this Agreement shall be construed to be cumulative, (ii) each representation, warranty, covenant and closing condition in this Agreement shall be given full separate and independent effect, and (iii) no limitation in or exception to any representation, warranty, covenant or closing condition shall be construed to limit or apply to any other representation, warranty, covenant or closing condition unless such limitation or exception is expressly made applicable to such other representation, warranty, covenant or closing condition. Subject to Section 7.4, all remedies, either under this Agreement or by law or otherwise afforded, shall be cumulative and not alternative.

10.15    Expenses. The Company Stockholders, jointly and severally, shall bear all costs and expenses (including investment banking, legal and accounting fees and expenses) incurred by the Company or any Company Stockholder in connection with this Agreement and the transactions contemplated hereby. The Buyer shall bear all costs and expenses (including investment banking, legal and accounting fees and expenses) incurred by the Buyer in connection with this Agreement and the transactions contemplated hereby. For clarification purposes only, except as otherwise expressly provided herein (including, without limitation, the parties’ respective indemnification obligations), the Company and the Company Stockholders shall be responsible for all costs and expenses of the Company incurred prior to the Closing, and the Buyer, Merger Sub 1, Merger Sub 2 and the Surviving Corporation shall be responsible for all costs and expenses of the Company incurred on or after the Closing.

[Remainder of Page Intentionally Left Blank]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

IN WITNESS WHEREOF, the Parties have executed this Agreement under seal as of the date first above written.

MEIRAGTX HOLDINGS PLC

By: /s/ Richard Giroux
Name: Richard Giroux
Title: Chief Operating Officer

VN ACQUISITION, INC.

By: /s/ Richard Giroux
Name: Richard Giroux
Title: Secretary and Treasurer

VN ACQUISITION 2, INC.

By: /s/ Richard Giroux
Name: Richard Giroux
Title: Secretary and Treasurer

VECTOR NEUROSCIENCES INC.

By: /s/ Matthew During
Name: Matthew During
Title: President

COMPANY STOCKHOLDER REPRESENTATIVE

/s/ Stephen B. Kaplitt
Name: Stephen B. Kaplitt

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGERS

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Pursuant to 17 C.F.R. Section 200.83

COMPANY STOCKHOLDER

/s/ Michael G. Kaplitt
Name: Michael G. Kaplitt

COMPANY STOCKHOLDER

/s/ Matthew During
Name: Matthew During

COMPANY STOCKHOLDER

/s/ Stephen B. Kaplitt
Name: Stephen B. Kaplitt

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGERS

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.